ENERGY TRANSFER PARTNERS, L.P.
950,000 6.250% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual
Preferred Units
550,000 6.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
November 13, 2017
J.P. MORGAN SECURITIES LLC
383 Madison Avenue
New York, New York 10179

MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
One Bryant Park
New York, New York 10036

GOLDMAN SACHS & CO. LLC
200 West Street
New York, New York 10282

MUFG SECURITIES AMERICAS INC.
1221 Avenue of the Americas
New York, New York 10020

TD SECURITIES (USA) LLC
31 West 52nd St.
New York, New York 10019

Ladies and Gentlemen:
Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC (collectively, the “Underwriters”) an aggregate of 950,000 of the Partnership’s 6.250% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) and an aggregate of 550,000 of the Partnership’s 6.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units,” and together with the Series A Preferred Units, the “Offered Units”) pursuant to this Underwriting Agreement (this “Agreement”). Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined herein).

Energy Transfer Partners GP, L.P., a Delaware limited partnership (the “General Partner”), is a controlled subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), and the general partner of the Partnership. Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP LLC”), is the general partner of the General Partner.
Each of ETP LLC, the General Partner and the Partnership is sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”
On the Delivery Date (as defined in Section 4), the General Partner will amend the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Original Partnership Agreement”) to authorize and establish the terms of the Series A Preferred Units and the Series B Preferred Units (as amended, the “Amended Partnership Agreement”). References herein to the “Partnership Agreement” for periods prior to the Delivery Date mean the Original Partnership Agreement and for periods on or after the Delivery Date mean the Amended Partnership Agreement.
This Agreement is to confirm the agreement among the Partnership and the Underwriters concerning the purchase of the Offered Units from the Partnership by the Underwriters.
Section 1.    Representations, Warranties and Agreements of the Partnership.
The Partnership represents and warrants to, and agrees with, each Underwriter that:
(a)    Registration. An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (defined below) on Form S-3 (File No. 333‑221411), with respect to the Offered Units (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) became effective upon filing thereof under the Securities Act on November 8, 2017. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Underwriters. As used in this Agreement:
(i)    “Applicable Time” means 8:33 p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Partnership is a time prior to the time of the first sale of the Offered Units;
(ii)    “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof;
(iii)    “Effective Date” means any date as of which any part of the Registration Statement relating to the Offered Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
(iv)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), including the final term sheet prepared and filed by the Partnership pursuant to Section 5(a)(vi) hereof and attached in Annex 3 hereto, prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Offered Units;
(v)    “Preliminary Prospectus” means the preliminary prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and used prior to the filing of the Prospectus, together with the Base Prospectus;
(vi)    “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, and (B) the final term sheet attached in Annex 3 hereto;
(vii)    “Prospectus” means the prospectus supplement relating to the Offered Units that is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Applicable Time, together with the Base Prospectus; and
(viii)    “Registration Statement” means, collectively, the various parts of the automatic shelf registration statement on Form S-3 (File No. 333-221411), including exhibits and financial statements and any information in the prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations.
Any reference in this Agreement or the exhibits or annexes hereto to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Partnership, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.
(b)    Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Units in reliance on the exemption in Rule 163 and (iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Partnership was not at the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Offered Units, is not on the date hereof and will not be on the Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) relating to the issuance and sale of the Offered Units contemplated by this Agreement. The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Offered Units.
(c)    Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed with the Commission, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations.
(d)    Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each of the statements made by the Partnership in the Registration Statement and any further amendments to the Registration Statement within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(e)    Prospectus. The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the statements made or to be made by the Partnership in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)    Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when they were filed with the Commission and on the Delivery Date, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents filed with the Commission prior to the Delivery Date and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when filed with the Commission and on the Delivery Date, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus did not, and any further documents filed prior to the Delivery Date and incorporated by reference therein will not, when filed with the Commission and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)    Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(h)    Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(i)    Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters, except as set forth on Annex 2 hereto. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three year period required thereby).
(j)    Formation and Qualification of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged as described in the Registration Statement, the Pricing Disclosure Package and

the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 1, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the general affairs, management, condition (financial or otherwise), business, prospects, properties, assets, securityholders’ equity, capitalization or results of operations of the Partnership and the Subsidiaries (as defined below), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.
(k)    Formation and Qualification of ETP LLC and the General Partner. Each of ETP LLC and the General Partner has been duly formed and is validly existing in good standing as a limited liability company or limited partnership under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Delaware LP Act, as applicable, with full limited liability company power or partnership power, as applicable, and authority necessary to own or hold its properties and assets, to conduct the businesses in which it is engaged, in each case in all material respects, and to act as general partner of the General Partner and the Partnership, respectively. Each of ETP LLC and the General Partner is duly registered or qualified as a foreign limited liability company or foreign limited partnership, as applicable, for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 1, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
(l)    Ownership of ETP LLC. To the knowledge of the Partnership, ETE owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement (the “ETP LLC Agreement”) and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and ETE owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”), except pari passu Liens granted pursuant to that certain Second Amended and Restated Pledge and Security Agreement, dated as of December 2, 2013, as amended by Amendment No. 1 thereto dated as of March 24, 2017 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “ETE Pledge Agreement”), by and among ETE, ETP LLC, ETE Services Company, LLC and ETE Common Holdings LLC (as the grantors) and U.S. Bank National Association (as collateral agent) in order to secure obligations arising under (A) that certain Credit Agreement dated as of March 24, 2017, as amended, supplemented, amended and restated or otherwise modified from time to time, by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent) and the other lenders party thereto; (B) that certain Senior Secured Term Loan Agreement dated as of February 2, 2017, as amended by Amendment No. 1 thereof, dated as of October 18, 2017, by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent), and the other lenders party thereto; and (C) that certain Indenture dated September 20, 2010, as amended, supplemented, restated or modified, between ETE, as issuer, and U.S. Bank National Association, as trustee.
(m)    Ownership of General Partner. ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such interest has been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”); (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership (as the same may be amended or restated at or prior to the date hereof, the “GP LP Agreement”) and are fully paid (to the extent required under the GP LP Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus); and (vi) ETE owns such limited partner interests free and clear of all Liens, other than Liens created pursuant to the ETE Pledge Agreement.
(n)    Ownership of the General Partner Interest and Incentive Distribution Rights in the Partnership. The General Partner is the sole general partner of the Partnership and owns a 0.3% general partner interest in the Partnership and all of the Incentive Distribution Rights (as defined in the Partnership Agreement); such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens, except restrictions on transferability set forth in the Partnership Agreement.
(o)    Ownership of Outstanding Common Units and other Equity Securities. As of the date hereof, and excluding the issuance of the Offered Units pursuant to this Agreement, (i) the limited partners of the Partnership own (A) 1,155,493,524 common units representing limited partner interests in the Partnership (“Common Units”), (B) 8,853,832 Class E Units, (C) 90,706,000 Class G Units, (D) 100 Class I Units, (E) 60 Class J Units and (F) 101,525,429 Class K Units, collectively representing an approximate 99% limited partner interest in the Partnership, (ii) 27,535,127 Common Units are owned by ETE, free and clear of all Liens, other than Liens created pursuant to the ETE Pledge Agreement, (iii) 8,853,832 Class E Units are owned by Heritage Holdings, Inc., free and clear of all Liens, (iv) 90,706,000 Class G Units are owned by subsidiaries of Sunoco, Inc., free and clear of all Liens, (v) 100 Class I Units and (vi) 60 Class J Units are owned by the General Partner and (vii) 101,525,429 Class K Units are owned by certain indirect subsidiaries of the Partnership, free and clear of all Liens.
All of such units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(p)    Valid Issuance of Offered Units. Upon execution of the Amended Partnership Agreement and at the Delivery Date, the Offered Units and the limited partner interests represented thereby, to be issued and sold by the Partnership to the Underwriters pursuant to this Agreement, will be duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Amended Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); the Offered Units when issued and delivered against payment therefor in accordance with the terms of this Agreement, will conform to the descriptions thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(q)    Material Subsidiaries. Attached hereto as Annex 4 is a listing of each direct or in direct Subsidiary of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus after giving effect to the transactions contemplated by that certain merger agreement dated November 20, 2016, as amended on December 16, 2016 by and between the Partnership and Energy Transfer, LP and certain of their affiliates (collectively, the “Material Subsidiaries”).
(r)    No Preemptive Rights, Options or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or register any equity interests in the Partnership or any other Partnership Entity, (ii) there are no statutory or contractual preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any partnership or membership interests in the Partnership Entities, and (iii) other than the Underwriters, no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Offered Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the offering or sale of the Offered Units as contemplated thereby or otherwise; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any Common Units, Series A Preferred Units, Series B Preferred Units, Incentive Distribution Rights or other interests in the Partnership or any other Partnership Entity.
(s)    Authority. The Partnership has all requisite power and authority to (i) issue, sell and deliver the Offered Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) consummate the transactions contemplated by this Agreement; the Partnership has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and at the Delivery Date, all partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their securityholders, partners or members for (A) the authorization, issuance, sale and delivery of the Offered Units, (B) the authorization, execution and delivery of this Agreement and the Amended Partnership Agreement and (C) the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(t)    Authorization of the Agreement. This Agreement has been duly authorized and validly executed and delivered by the Partnership.
(u)    Authorization and Enforceability of Other Agreements.
(i)    The ETP LLC limited liability company agreement has been duly authorized, executed and delivered by ETE, and is a valid and legally binding agreement of ETE, enforceable against ETE in accordance with its terms;
(ii)    The GP LP Agreement has been duly authorized, executed and delivered by ETP LLC and ETE, and is a valid and legally binding agreement of ETP LLC and ETE, enforceable against ETP LLC and ETE in accordance with its terms; and
(iii)    The Original Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
(iv)    At the Delivery Date, the Amended Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

provided that, with respect to each agreement described in Section 1(u)(i) through (iv) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by federal or state securities laws and public policy.
(v)    No Violations. None of the (i) offering, issuance and sale by the Partnership of the Offered Units, (ii) execution, delivery and performance of this Agreement by the Partnership, (iii) consummation of the transactions contemplated by this Agreement, including the execution and delivery of the Amended Partnership Agreement, or (iv) application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company or operating agreement or any other organizational or governing documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, ruling, decree or injunction of any court or governmental agency or body having jurisdiction over the Partnership or any direct or indirect subsidiary of the Partnership (collectively, the “Subsidiaries”) or any of their assets or properties or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities or any of the Subsidiaries, except with respect to clauses (B), (C) or (D) as would not have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement.
(w)    No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of the Subsidiaries or any of their respective properties or assets (each a “Consent”) is required in connection with the offering, issuance and sale by the Partnership of the Offered Units, the execution, delivery and performance of this Agreement, including the execution and delivery of the Amended Partnership Agreement, by the Partnership, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, except for such Consents (i) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and sale of the Offered Units by the Underwriters, (ii) that have been, or prior to the Delivery Date will be, obtained and (iii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.
(x)    No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of any of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.
(y)    Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Offered Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
(z)    No Material Adverse Change. Neither the Partnership nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since such date, there has not been any (i) material change in the capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth in Pricing Disclosure Package or (ii) material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the general affairs, management, condition (financial or other), securityholders’ equity, assets, properties, capitalization, results of operations or business of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package.

(aa)    Capitalization and Financial Statements. At September 30, 2017, the Partnership had, on the consolidated basis indicated in the Pricing Disclosure Package (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods to which they apply, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and was prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(bb)    Independent Registered Public Accounting Firm. Grant Thornton LLP, who has certified certain financial statements of the Partnership and its Subsidiaries, whose reports are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) and who has delivered the initial letter referred to in Section 7(h) hereof, is and has been, during the periods covered by the financial statements on which it reported contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto), an independent registered public accounting firm with respect to the Partnership and its Subsidiaries as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
(cc)    Title to Properties. The Partnership and each of the Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by each of them, in each case, free and clear of all Liens and other defects, except (i) as described and qualified in the Pricing Disclosure Package and the Prospectus or (ii) such as do not materially affect the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package and the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Pricing Disclosure Package and the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Pricing Disclosure Package and the Prospectus.
(dd)    Permits. The Partnership and each of the Subsidiaries have, and at the Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (collectively, “Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such Permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership and each of the Subsidiaries have, and at the Delivery Date will have, fulfilled and performed all its material obligations with respect to such Permits in the manner described, and subject to the limitations contained in the Pricing Disclosure Package and the Prospectus and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.
(ee)    Insurance. The Partnership and each of the Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance or notice that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such policies of insurance are outstanding and in full force and effect on the date hereof and will be outstanding and in full force and effect at the Delivery Date; and the Partnership and each of the Subsidiaries are in compliance with the terms of such policies in all material respects.
(ff)    Intellectual Property. The Partnership and each of the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, and neither the Partnership nor, to the knowledge of the Partnership, any Subsidiary, has reason to believe that the conduct of their respective businesses will conflict with any such rights of others or are aware of any claim or any challenge by any other person to the rights of the Partnership or any of the Subsidiaries with respect to the foregoing.
(gg)    Adequate Disclosure and Descriptions. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements (i) set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Series A Preferred Units,” “Description of Series B Preferred Units,” “Cash Distributions,” and “Material U.S. Federal Income Tax Considerations,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, under the captions “Business—Safety Regulation,” “Business—Environmental Regulation,” and “Business—Rate Regulation,”

in each case, as such matters have been updated by any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate in all material respects.
(hh)    Related Party Transactions. No relationship, direct or indirect, exists between or among (i) the Partnership and the Subsidiaries, on the one hand, and (ii) the securityholders, customers, suppliers, directors or officers of ETP LLC or any of its affiliates, including ETE, on the other hand, which is required to be described in the Pricing Disclosure Package or the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Partnership or the Subsidiaries to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and neither the Partnership nor any Subsidiary has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.
(ii)    No Labor Dispute. No labor disturbance by the employees of the Partnership or any Subsidiary (and to the extent they perform services on behalf of the Partnership or any Subsidiary, employees of ETP LLC or any affiliate of ETP LLC), exists or, to the knowledge of the Partnership, is imminent or threatened, that is reasonably likely to have a Material Adverse Effect.
(jj)    Employee Benefit Matters. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.
(kk)    Tax Returns. The Partnership and each of the Subsidiaries have filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which such returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that, if not paid, would not have a Material Adverse Effect or (ii) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. No tax deficiency has been determined adversely to the Partnership or any of the Subsidiaries which has had (nor does the Partnership have any knowledge of any tax deficiency which, if determined adversely to the Partnership or any of the Subsidiaries, might have) a Material Adverse Effect.
(ll)    No Changes. Since the date as of which information is given in the Preliminary Prospectus through the date of this Agreement, and except as may otherwise be disclosed in the Preliminary Prospectus, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any

Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities or (v) any dividend or distribution of any kind declared, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement), paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.
(mm)    Books and Records. The Partnership (i) makes and keeps books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the Partnership’s consolidated assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(nn)    No Default. None of the Partnership Entities nor any of the Material Subsidiaries is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or any other organizational or governing documents. None of the Partnership Entities nor any of the Subsidiaries is: (i) in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default, in the performance or observance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (ii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any Permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii) as would not, if continued, have a Material Adverse Effect, or would not materially impair the ability of the Partnership to perform its obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which any of the Partnership Entities or any of the Subsidiaries is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.
(oo)    Environmental Compliance. Except as described in the Pricing Disclosure Package and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legally enforceable requirements relating to the protection of human health and safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or timely applied for and, as necessary and applicable, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending event or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and (v) have not been named as a “potentially responsibly party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any other analogous state Superfund statute, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits, liability in connection with such releases or naming as a potentially responsible party under CERCLA would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as described in the Pricing Disclosure Package and the Prospectus, (1) neither the Partnership nor any of the Subsidiaries is a party to a proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it believes no monetary penalties of $100,000 or more ultimately will be imposed against it and (2) neither the Partnership nor any of the Subsidiaries anticipate material capital expenditures relating to Environmental Laws.
(pp)    Investment Company. Neither the Partnership nor any Subsidiary is, and as of the Delivery Date and, after giving effect to the offer and sale of the Offered Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.
(qq)    No Legal Actions or Violations. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit, claim, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened or contemplated, to which the Partnership Entities, any Subsidiary or any ETP LLC’s officers and directors is or would be a party or to which any of their respective properties is or would be subject at law or in equity and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that, to the knowledge of the Partnership, has been proposed by any governmental agency, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Offered Units, or (C) in any manner draw into question the validity of this Agreement or the transactions contemplated hereby.
(rr)    Statistical Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Partnership believes to be reliable and accurate in all material respects.

(ss)    Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the date of the most recent audited financial statements and (iii) are effective in all material respects to perform the functions for which they were established.
(tt)    Internal Control Over Financial Reporting. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of ETP LLC (“Audit Committee”), (i) the Partnership’s auditors and the Audit Committee have been advised of (A) all significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) all fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership and its consolidated subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(uu)    No Distribution of Offering Materials. None of the Partnership Entities or, to the knowledge of the Partnership, any of their affiliates has distributed nor, prior to the later to occur of the Delivery Date and completion of the distribution of the Offered Units, will they distribute any offering material in connection with the offering and sale of the Offered Units other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with Section 1(i) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth in Annex 2 hereto.
(vv)    Compliance with Sarbanes-Oxley. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(ww)    Forward-Looking Statements. Each “forward-looking statement” (within the coverage of Rule 175(b) of the Securities Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
(xx)    No Unlawful Payments. None of the Partnership Entities or any of the Subsidiaries, nor to the knowledge of the Partnership, any director, officer, or employee of any of the Partnership Entities or any of the Subsidiaries or any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities or any of the Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities and the Subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(yy)    Compliance with Money Laundering Laws. The operations of the Partnership Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Partnership Entities or any of the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Partnership Entities or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the General Partner and the Partnership, threatened.
(zz)    No Conflicts with Sanctions Laws. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer or employee of any of the Partnership Entities nor, to the knowledge of the Partnership, any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the General Partner, the Partnership or the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Offered Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, none of the General Partner, the Partnership or the Subsidiaries has knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(aaa)    Stabilization. None of the Partnership Entities nor any of their respective Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) has taken and none will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.
(bbb)    No Restrictions on Distributions. Except as described in the Pricing Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s equity, from repaying to the General Partner or the Partnership any loans or advances to such entity from the General Partner or the Partnership or from transferring any of such entity’s property or assets to the Partnership or any other Subsidiary.
(ccc)    No Restrictions on Distributions. Neither the Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (i) the Registration Statement, the Pricing Disclosure Package or the Prospectus or (ii) the organizational documents of the Partnership and the Subsidiaries.
Each certificate signed by any officer of ETP LLC and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership to the Underwriters as to the matters covered thereby.
Section 2.    Purchase of the Offered Units by the Underwriters.
On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 950,000 Series A Preferred Units and 550,000 Series B Preferred Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Series A Preferred Units and Series B Preferred Units from the Partnership set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Offered Units shall be rounded among the Underwriters to avoid fractional units, as the Underwriters may determine.
The price of the Offered Units purchased by the Underwriters shall be $987.50 per Series A Preferred Unit and $987.50 per Series B Preferred Unit.
The Partnership shall not be obligated to deliver any of the Offered Units to be delivered on the Delivery Date, except upon payment for all the Offered Units to be purchased on the Delivery Date as provided herein.

Section 3.    Offering of Offered Units by the Underwriters.
Upon authorization by the Underwriters of the release of the Offered Units, the several Underwriters propose to offer the Offered Units for sale upon the terms and conditions to be set forth in the Prospectus.
Section 4.    Delivery of and Payment for the Offered Units.
Delivery of and payment for the Offered Units shall be made at the offices of Andrews Kurth Kenyon LLP, 600 Travis, Suite 4200, Houston, Texas 77002, beginning at 8:30 a.m., Houston, Texas time, on November 16, 2017 or at such other date or place as shall be determined by agreement between the Underwriters and the Partnership. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Offered Units shall be made to the Underwriters against payment by the several Underwriters of the respective aggregate purchase price of the Offered Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Offered Units through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct.
Section 5.    Further Agreements of the Partnership and each Underwriter.
(a)    The Partnership covenants and agrees with each Underwriter:
(i)    Preparation of Prospectus and Registration Statement. (A) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B of the Rules and Regulations; (B) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as permitted herein; (C) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (D) to file promptly all reports and other documents required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Units; (E) to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Offered Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; (F) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and (G) to pay any fees required by the Commission relating to the Offered Units within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.
(ii)    Conformed Copies of Registration Statement. At the request of the Underwriters, to furnish promptly to each of the Underwriters and to counsel to the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
(iii)    Copies of Documents to Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered Units or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters and, upon their request, to file such document required to be filed under the Securities Act or the Exchange Act and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Registration Statement or amended or supplemented Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance.
(iv)    Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Partnership or the Underwriters, be required by the Securities Act or the Exchange Act or requested by the Commission.

(v)    Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or amendment or supplement to the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, any amendment to any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Underwriters and to counsel to the Underwriters upon the Underwriters’ request and not to file any such document to which the Underwriters shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof and a reasonable opportunity to comment thereon unless, in the judgment of counsel to the Partnership, such filing is required by law.
(vi)    Term Sheet. (A) To prepare a final term sheet (the “Final Term Sheet”) containing only a description of the final terms of the Offered Units and their offering, in a form approved by the Underwriters and attached in Annex 3 hereto, which Final Term Sheet shall be an Issuer Free Writing Prospectus and shall comply with the related obligations set forth in this Agreement, (B) to file such Term Sheet pursuant to Rule 433 of the Rules and Regulations within the time period required by such Rule and (C) to furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.
(vii)    Issuer Free Writing Prospectus. Not to make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters.
(viii)    Retention of Issuer Free Writing Prospectus. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
(ix)    Reports to Securityholders. As soon as practicable after the Effective Date, to make generally available via EDGAR, to the Partnership’s securityholders and the Underwriters an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).
(x)    Copies of Reports. For a period of two years following the Effective Date, to furnish, or to make available via EDGAR, to the Underwriters copies of all materials furnished by the Partnership to its securityholders and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Offered Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.
(xi)    Blue Sky Registration. Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Offered Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Units; provided that in connection therewith no Partnership Entity shall be required to (A) qualify as a foreign limited partnership or limited liability company in any jurisdiction where it would not otherwise be required to qualify or (B) to file a general consent to service of process in any jurisdiction.
(xii)    Lock-up Period; Lock-up Letters. For a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Series A Preferred Units or Series B Preferred Units or securities convertible into or exchangeable for Series A Preferred Units or Series B Preferred Units, or in either case, any securities that are substantially similar to the Series A Preferred Units or Series B Preferred Units, or sell grant options, rights, or warrants with respect to any Series A Preferred Units or Series B Preferred Units or securities convertible or exchangeable for Series A Preferred Units or Series B Preferred Units, or in either case, any securities that are substantially similar to the Series A Preferred Units or the Series B Preferred Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Series A Preferred Units or such Series B Preferred Units or securities convertible into or exchangeable for Series A Preferred Units or Series B Preferred Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units, Series A Preferred Units, Series B Preferred Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, to register any Series A Preferred Units or Series B Preferred Units or securities convertible, exercisable or exchangeable into Series A Preferred Units or Series B Preferred Units or other substantially similar securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of J.P. Morgan Securities LLC.
(xiii)    Application of Proceeds. To apply the net proceeds from the sale of the Offered Units being sold by the Partnership as set forth in the Prospectus.
(xiv)    DTC. To use its commercially reasonable efforts to cause the Offered Units to be eligible for clearance, settlement and trading through the facilities of DTC.

(xv)    Investment Company. To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act.
(xvi)    No Stabilization or Manipulation. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.
(b)    Each Underwriter severally and not jointly agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations but excluding any Issuer Free Writing Prospectus, including any road show constituting a free writing prospectus under Rule 433 of the Rules and Regulations in connection with the offer and sale of the Offered Units) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
Section 6.    Expenses.
The Partnership covenants and agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Offered Units and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Units; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Offered Units; (f) the qualification of the Offered Units under the securities laws of the several jurisdictions as provided in Section 5(a)(xi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (g) the printing of certificates representing the Offered Units and of any transfer agent or registrar; (h) the investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Partnership Entities and any such consultants and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Units which they may sell and the expenses of advertising any offering of the Offered Units made by the Underwriters.
Section 7.    Conditions of Underwriter’s Obligations.
The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Partnership contained herein, to the performance by the Partnership of its obligations hereunder, and to each of the following additional terms and conditions:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Underwriters and complied with to the Underwriters’ reasonable satisfaction; and the Commission shall not have notified the Partnership or the General Partner of any objection to the use of the form of the Registration Statement.
(b)    No Underwriter shall have discovered and disclosed to the Partnership on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein (with respect to the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading.
(c)    All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Partnership Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    Latham & Watkins LLP shall have furnished to the Underwriters their written opinion, negative assurance letter and tax opinion as counsel to the Partnership, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters and to counsel to the Underwriters, substantially in the form attached hereto as Exhibits A-1, A-2 and A-3.

(e)    The General Counsel or Associate General Counsel of ETP LLC shall have furnished to the Underwriters its written opinion, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters and to counsel to the Underwriters, substantially in the form attached hereto as Exhibit B.
(f)    The Underwriters shall have received from Andrews Kurth Kenyon LLP, counsel to the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(g)    The Underwriters shall have received from Richards, Layton & Finger, P.A., special Delaware counsel to the Partnership, such opinion or opinions, dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters and to counsel to the Underwriters, substantially in the form attached hereto as Exhibit C.
(h)    At the time of execution of this Agreement, the Underwriters shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that Grant Thornton LLP is an independent registered public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than five (5) days prior to the date hereof), the conclusions and findings of Grant Thornton LLP with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(i)    With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) from Grant Thornton LLP addressed to the Underwriters and dated the Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of the bring-down letter), the conclusions and findings of Grant Thornton LLP with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(j)    On the Delivery Date, there shall have been furnished to the Underwriters a certificate, dated the Delivery Date and addressed to the Underwriters, signed on behalf of the

General Partner by the chief executive officer and the chief financial officer of ETP LLC, stating, in each case with respect to the entities covered by the certificate, that:
(1)    the representations, warranties and agreements of the Partnership contained in this Agreement in Section 1 are true and correct on and as of the Delivery Date, and the Partnership has complied with all the agreements contained in this Agreement and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Delivery Date;
(2)    the Prospectus has been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened by the Commission; all requests of the Commission, if any, for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and
(3)    they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (i) the Registration Statement, including the documents incorporated by reference therein, as of the most recent Effective Date, (ii) the Prospectus, including the documents incorporated by reference therein, as of its date and on the Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
(k)    None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (i) any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as whole, or (ii) any change or decrease specified in the letter referred to in paragraph (h) or (i) of this Section 7, or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, properties, business, prospects, capitalization, management, condition (financial or otherwise), securityholders’ equity or results of operations or net worth of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) above, is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Units being delivered on the Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package.
(l)    Subsequent to the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded the debt securities or any preferred equity securities of any of the Partnership Entities that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any such debt securities or preferred equity securities.
(m)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the events described in Section 10(i)-(iv) hereof.
(n)    On the Delivery Date, the General Partner, on its own behalf and on behalf of the limited partners of the Partnership, shall have executed and delivered the Amended Partnership Agreement in form and substance reasonably satisfactory to the Underwriters.
(o)    The Partnership shall have furnished the Underwriters such additional documents and certificates as the Underwriters or counsel to the Underwriters may reasonably request.
All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel to the Underwriters.
Section 8.    Indemnification and Contribution.
(a)    The Partnership shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have participated in the distribution of the Securities as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Units), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Offered Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration

Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.
(b)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership, its respective employees, the officers and directors of ETP LLC, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership or any such officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership or any such officer, director, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees, agents, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Partnership under this Section 8 if, (i) the Partnership and the Underwriters shall have so mutually agreed; (ii) the Partnership has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees, agents, affiliates and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Partnership; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees, agents, affiliates or controlling persons, on the one hand, and the Partnership, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Partnership. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters on the other, from the offering of the Offered Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Offered Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
(e)    The Underwriters severally confirm and the Partnership acknowledges and agrees that the statements regarding delivery of the Offered Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraphs relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
Section 9.    Defaulting Underwriters.
(a)    If, on the Delivery Date, any Underwriter defaults in its obligations to purchase the Offered Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Offered Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 9(a), the total number of Offered Units that remains unpurchased does not exceed one-eleventh of the total number of all the Offered Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Offered Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Offered Units that such Underwriter agreed to purchase hereunder) of the Offered Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Offered Units that it agreed to purchase on the Delivery Date pursuant to the terms of Section 2.
(c)    If, after giving effect to any arrangements for the purchase of the Offered Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 9(a), the total number of Offered Units that remains unpurchased exceeds one-eleventh of the total number of all the Offered Units, or if the Partnership shall not exercise the right described in Section 9(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the General Partner and the Partnership, except that the General Partner and the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.
Section 10.    Termination.
The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Partnership prior to delivery of and payment for the Offered Units if, at any time prior to such delivery and payment, (i) trading in any securities of the Partnership shall have been suspended on any exchange or in the over-the-counter market by the Commission or the NYSE, (ii) trading in securities generally on the NYSE, NYSE Alternext US, the NASDAQ Stock Market or in the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange, or by any other regulatory body or governmental authority, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets in the United States is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated in the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
Section 11.    Reimbursement of Underwriters’ Expenses.
If the Partnership shall fail to tender the Offered Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Partnership to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Partnership is not fulfilled for any reason, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Units, and upon demand the Partnership shall pay the full amount thereof to the Underwriters. If this Agreement is terminated (i) pursuant to Section 10(ii), (iii) or (iv), or (ii) pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any Underwriter, in the case of clause (i) of this sentence, or any defaulting Underwriter, in the case of clause (ii) of this sentence, on account of the expenses described in the first sentence of this section.
Section 12.    Research Independence.
The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
Section 13.    No Fiduciary Duty.
The Partnership acknowledges and agrees that in connection with this offering, sale of the Offered Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Partnership Entities and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) none of the Underwriters are acting as advisors, expert or otherwise, to any of the Partnership Entities, including, without limitation, with respect to the determination of the public offering price of the Offered Units, and such relationship between the Partnership Entities, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Entities. The Partnership hereby waives any claims that it may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of the Offered Units.
Section 14.    Notices, Etc.
All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:
J.P. Morgan Securities LLC
383 Madison Avenue, 7th Floor
New York, New York 10179
Attn: Investment Grade Syndicate Desk
Facsimile: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
50 Rockefeller Plaza
NY1-050-12-01
New York, New York 10020
Facsimile: (646) 855-5958
Attention: High Grade Transaction Management/Legal

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198
Attn: Registration Department

MUFG Securities Americas Inc.
1221 Avenue of Americas, 6th Floor
New York, NY 10020
Attn: Capital Markets Group
Phone: (212) 405-7440
Facsimile: (646) 434-3455

TD Securities (USA) LLC
31 West 52nd St., 2nd Floor
New York, NY 10019
Attn: Transaction Management Group
Phone: (212) 827-6972
Toll-free: 1-855-495-9846
ustmg@tdsecurities.com

and;

(b)    if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at Energy Transfer Partners, L.P., 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, Attention: Thomas E. Long;
provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriters.
Section 15.    Persons Entitled to Benefit of Agreement.
This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each of the Underwriters, affiliates of any Underwriter who have, or are alleged to have, participated in the distribution of the Offered Units as underwriters, and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
Section 16.    Survival.
The respective indemnities, representations, warranties and agreements of the Partnership and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
Section 17.    Definition of the Terms “Business Day,” “Subsidiary” and “Affiliate”.
For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meanings set forth in Rule 405 of the Rules and Regulations.
Section 18.    Governing Law.
This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
Section 19.    Counterparts.
This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
Section 20.    Headings.
The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Partnership and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

"Partnership"

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.
its General Partner

By:	Energy Transfer Partners, L.L.C.
its General Partner

By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer

Accepted:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Andrew Karp
Name: Andrew Karp
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Raffael Fiumara
Name: Raffael Fiumara
Title: Vice President

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name: Richard Testa
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Christopher W. Gerry
Name: Christopher W. Gerry
Title: Director

SSCHEDULE 1

Underwriters	Number of Series A Units	Number of Series B Units
J.P. Morgan Securities LLC	190,000	110,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	190,000	110,000
Goldman Sachs & Co. LLC	190,000	110,000
MUFG Securities Americas Inc.	190,000	110,000
TD Securities (USA) LLC	190,000	110,000
Total	950,000	550,000

ANNEX 1

JURISDICTIONS OF FORMATION AND QUALIFICATION

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification
Energy Transfer Partners, L.P.	Delaware	Pennsylvania (registered as ETP, L.P.)
Energy Transfer Partners GP, L.P.	Delaware
Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as Energy Transfer Company GP, Limited Partnership)

Energy Transfer Partners, L.L.C.	Delaware
Alabama, Arizona, California, Colorado, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma (doing business as ETP, L.L.C.), Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as U.S. Propane Gas, L.L.C.)

ANNEX 2

Issuer Free Writing Prospectus Included in
Pricing Disclosure Package

Final Term Sheet substantially in the form set forth in Annex 3.

ANNEX 3
Filed Pursuant to Rule 433 of the Securities Act
Registration No. 333-221411
November 13, 2017
PRICING TERM SHEET
ENERGY TRANSFER PARTNERS, L.P.
950,000 6.250% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units
(Liquidation Preference $1,000.00 per unit) (“Series A Preferred Units”)
550,000 6.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units
(Liquidation Preference $1,000.00 per unit) (“Series B Preferred Units”)

Issuer:	Energy Transfer Partners, L.P.
Trade Date:	November 13, 2017
Settlement Date (T+3):
November 16, 2017. It is expected that delivery of the units will be made to investors on or about November 16, 2017, which will be the third business day following the date hereof (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the units on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Ranking
The Series A Preferred Units and Series B Preferred Units (collectively, the “Preferred Units”) will rank:
•    senior to our common units, Class E Units, Class G Units, Class K Units, general partner interest and incentive distribution rights and to each other class or series of limited partner interests or other equity securities established after the original issue date of the Preferred Units that is not expressly made senior to or on parity with the Preferred Units as to the payment of distributions and amounts payable on a liquidation event (the “Junior Securities”);
•    on parity with each other and any class or series of limited partner interests or other equity securities established after the original issue date of the Preferred Units with terms expressly providing that such class or series ranks on parity with each of the Preferred Units as to the payment of distributions and amounts payable upon a liquidation event (the “Parity Securities”);
•    junior to any class or series of limited partner interests or equity securities established after the original issue date of the Preferred Units with terms expressly made senior to the Preferred Units as to the payment of distributions and amounts payable upon a liquidation event (“Senior Securities”); and
•    junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

	6.250% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	6.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units
Number of Preferred Securities:	950,000 Series A Preferred Units	550,000 Series B Preferred Units.
Public Offering Price:	$1,000.00 per Series A Preferred Unit; $950,000,000.00 total for the Series A Preferred Units	$1,000.00 per Series B Preferred Unit; $550,000,000.00 total for the Series B Preferred Units
Maturity Date:	Perpetual (unless redeemed by the Issuer on or after February 15, 2023 or in connection with a Rating Event (as defined under “Optional Redemption” below).	Perpetual (unless redeemed by the Issuer on or after February 15, 2028 or in connection with a Rating Event (as defined under “Optional Redemption” below).
Liquidation Preference:	$1,000.00 plus accumulated and unpaid distributions (subject to adjustment for any splits, combinations or similar adjustments to the Series A Preferred Units)).	$1,000.00 plus accumulated and unpaid distributions (subject to adjustment for any splits, combinations or similar adjustments to the Series B Preferred Units)).

Distribution Payment Dates and Record Dates:
Semi-annually in arrears on the 15th day of February and August commencing on February 15, 2018, and after February 15, 2023, quarterly in arrears on the 15th day of February, May, August and November of each year (each a “Distribution Payment Date”) to holders of record as of the close of business on the first Business Day of the month of the applicable Distribution Payment Date. A pro-rated initial distribution on the Series A Preferred Units will be payable on February 15, 2018 in an amount equal to approximately $15.451 per Series A Preferred Unit. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.

Semi-annually in arrears on the 15th day of February and August commencing on February 15, 2018, and after February 15, 2028, quarterly in arrears on the 15th day of February, May, August and November of each year (each a “Distribution Payment Date”) to holders of record as of the close of business on the first Business Day of the month of the applicable Distribution Payment Date. A pro-rated initial distribution on the Series B Preferred Units will be payable on February 15, 2018 in an amount equal to approximately $16.378 per Series B Preferred Unit. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.

Distribution Rate:
The initial distribution rate for the Series A Preferred Units from and including the date of original issue to, but not excluding February 15, 2023, will be 6.250% per annum of the $1,000 liquidation preference per Series A Preferred Unit (equal to $62.50 per Series A Preferred Unit per annum). On and after February 15, 2023, distributions on the Series A Preferred Units will accumulate at a percentage of the $1,000 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.028% per annum.

The initial distribution rate for the Series B Preferred Units from and including the date of original issue to, but not excluding February 15, 2028, will be 6.625% per annum of the $1,000 liquidation preference per Series B Preferred Unit (equal to $66.25 per Series B Preferred Unit per annum). On and after February 15, 2028, distributions on the Series B Preferred Units will accumulate at a percentage of the $1,000 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.155% per annum.

Optional Redemption:
At any time within 120 days after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a Ratings Event, the Issuer may, at its option, redeem the Series A Preferred Unit in whole, but not in part, at a redemption price in cash per Series A Preferred Unit equal to $1,020 (102% of the liquidation preference of $1,000) plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of the instruments governing the Issuer’s outstanding indebtedness.
“Rating Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act, that publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the Series A Preferred Units, as such criteria are in effect as of the original issue date of the Series A Preferred Units (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series A Preferred Units, or (ii) a lower Equity Credit being given to the Series A Preferred Units than the Equity Credit that would have been assigned to the Series A Preferred Units by such rating agency pursuant to its current criteria.
“Equity Credit” means the dollar amount or percentage in relation to the stated liquidation preference amount of $1,000 per Series A Preferred Unit assigned to the Series A Preferred Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.
At any time on or after February 15, 2023, the Issuer may redeem, in whole or in part, the Series A Preferred Units at a redemption price in cash of $1,000 per Series A Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing the Issuer’s outstanding indebtedness. The Issuer must provide not less than 15 days’ and not more than 60 days’ written notice of any such redemption. The Issuer may undertake multiple partial redemptions.

At any time within 120 days after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a Ratings Event, the Issuer may, at its option, redeem the Series B Preferred Unit in whole, but not in part, at a redemption price in cash per Series B Preferred Unit equal to $1,020 (102% of the liquidation preference of $1,000) plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of the instruments governing the Issuer’s outstanding indebtedness.
“Rating Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act, that publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the Series B Preferred Units, as such criteria are in effect as of the original issue date of the Series B Preferred Units (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series B Preferred Units, or (ii) a lower Equity Credit being given to the Series B Preferred Units than the Equity Credit that would have been assigned to the Series B Preferred Units by such rating agency pursuant to its current criteria.
“Equity Credit” means the dollar amount or percentage in relation to the stated liquidation preference amount of $1,000 per Series B Preferred Unit assigned to the Series B Preferred Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.
At any time on or after February 15, 2028, the Issuer may redeem, in whole or in part, the Series B Preferred Units at a redemption price in cash of $1,000 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing the Issuer’s outstanding indebtedness. The Issuer must provide not less than 15 days’ and not more than 60 days’ written notice of any such redemption. The Issuer may undertake multiple partial redemptions.

CUSIP / ISIN:	29278NAA1 / US29278NAA19	29278NAB9 / US29278NAB91
Joint Book-Running Managers	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Goldman Sachs & Co. LLC MUFG Securities Americas Inc. TD Securities (USA) LLC
Listing	The Issuer does not intend to apply for the listing of the Series A Preferred Units or the Series B Preferred Units on any securities exchange.

*Note: A securities rating is not a recommendation to buy, seller or hold securities and may be revised or withdrawn at any time.
Modifications to the Preliminary Prospectus Supplement, dated November 8, 2017 (the “Preliminary Prospectus Supplement”)

In addition, to our offering of 6.250% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit (the “Series A Preferred Units”), we are also offering 6.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit (the “Series B Preferred Units” and together with the Series A Preferred Units, the “Preferred Units”).  Corresponding changes will be made wherever applicable to the Preliminary Prospectus Supplement, including as discussed below.

Front Cover and Back Cover

Corresponding changes shall be made to the current front and back cover pages of the Preliminary Prospectus Supplement to account for the offering of the Series B Preferred Units.

The Offering

Corresponding changes shall be made to the current disclosure in the “Offering” summary section on pages S-6 through S-10 of the Preliminary Prospectus Supplement to account for the offering of the Series B Preferred Units.

Risk Factors
The current disclosure in the “Risk Factors” section on pages S-12 through S-16 of the Preliminary Prospectus Supplement is amended and restated as follows:
An investment in our Series A Preferred Units or our Series B Preferred Units involves risks. You should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference as provided under “Incorporation by Reference,” including our Annual Report on Form 10-K for the year ended December 31, 2016 and the risk factors described under “Risk Factors” therein, as updated by our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 and our Current Reports on Form 8-K filed on May 8, 2017 and August 14, 2017. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.
Risks Related to the Preferred Units
Each of the Series A Preferred Units and Series B Preferred Units represent perpetual equity interests in us, and investors should not expect us to redeem any Preferred Units on the date the Series A Preferred Units or Series B Preferred Units, as applicable, become redeemable by us, at our option, or on any particular date thereafter.
Each of the Series A Preferred Units and Series B Preferred Units represent perpetual equity interests in us, and they have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, none of the Series A Preferred Units and Series B Preferred Units will give rise to a claim for payment of a principal amount at a particular date. Instead, the Series A Preferred Units or Series B Preferred Units may be redeemed by us at our option (i) following the occurrence of a Rating Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash of $1,020 per Series A Preferred Unit or $1,020 per Series B Preferred Unit, as applicable, plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared, (ii) at any time on or after February 15, 2023, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $1,000 per Series A Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared, or (iii) at any time on or after February 15, 2028, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $1,000 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any decision we may make at any time to redeem the Series A Preferred Units or the Series B Preferred Units, as applicable, will depend upon, among other things, our evaluation of our capital position and general market conditions at that time. In addition, the instruments governing our outstanding indebtedness may limit our ability to redeem the Series A Preferred Units or the Series B Preferred Units.
As a result, each of holders of the Series A Preferred Units or Series B Preferred Units may be required to bear the financial risks of an investment in the Series A Preferred Units or Series B Preferred Units, as applicable, for an indefinite period of time. Moreover, the Series A Preferred Units and the Series B Preferred Units will rank junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.
We distribute all of our available cash to our limited partners and are not required to accumulate cash for the purpose of meeting our future obligations to each of the holders of the Series A Preferred Units or Series B Preferred Units, as applicable, which, along with the agreements governing our indebtedness, may limit the cash available to make distributions on the Series A Preferred Units or the Series B Preferred Units.
Pursuant to our Partnership Agreement, we distribute all of our “available cash” each quarter to our limited partners. Upon the closing of this offering, our Partnership Agreement will define “Available Cash” to generally mean, for each fiscal quarter, all cash and cash equivalents on hand at the end of such quarter and all cash and cash equivalents on hand on the date of determination of available cash for that quarter resulting from working capital borrowings subsequent to the end of such quarter, less the amount of any cash reserves established by our general partner to:

•	provide for the proper conduct of our business, including reserves for future capital expenditures and anticipated credit needs;

•	comply with applicable law or any debt instrument or other agreement or obligation;

•	provide funds to make distributions on the Series A Preferred Units or Series B Preferred Units; or

•
provide funds for distributions to our common unitholders and other limited partners entitled to distributions under our Partnership Agreement and to our general partner for any one or more of the next four quarters.

As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make distributions on the Series A Preferred Units and Series B Preferred Units.
The Series A Preferred Units and Series B Preferred Units are subordinated to our existing and future debt obligations, and your interests could be diluted by the issuance of additional units, including additional Series A Preferred Units or Series B Preferred Units, and by other transactions.
The Series A Preferred Units and the Series B Preferred Units are subordinated to all of our existing and future indebtedness. As of September 30, 2017, our total consolidated debt was approximately $34.3 billion, and we had the ability to borrow an additional $4.0 billion under our existing revolving credit facilities, subject to certain limitations. We may incur additional debt under our existing revolving credit facilities, or other existing or future debt arrangements. The payment of principal and interest on our debt reduces cash available for distribution to our limited partners, including each of the holders of Series A Preferred Units and Series B Preferred Units, as applicable.
The issuance of any Senior Securities or additional Parity Securities (including additional Series A Preferred Units or Series B Preferred Units) would dilute the interests of each of the holders of the Series A Preferred Units and the Series B Preferred Units and could affect our ability to pay distributions on, redeem, or pay the liquidation preference on the

Series A Preferred Units or the Series B Preferred Units. Future issuances and sales of Senior Securities, Parity Securities or Junior Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Units or the Series B Preferred Units, as applicable, to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.
The Series A Preferred Units and the Series B Preferred Units will each have extremely limited voting rights.
The voting rights of each of the holders of the Series A Preferred Units and Series B Preferred Units will be extremely limited. Holders of the Series A Preferred Units and Series B Preferred Units generally will have no voting rights. Although each of the holders of the Series A Preferred Units and the Series B Preferred Units are entitled to limited protective voting rights, as described in “Description of Series A Preferred Units—Voting Rights” and “Description of Series B Preferred Units—Voting Rights” with respect to certain matters the Series A Preferred Units or the Series B Preferred Units will generally vote separately as classes along with all other series of our Parity Securities that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series A Preferred Units and Series B Preferred Units may be significantly diluted, and the holders of such other series of Parity Securities that we may issue may be able to control or significantly influence the outcome of any vote.
Your ability to transfer the Series A Preferred Units or the Series B Preferred Units at a time or price you desire may be limited by the absence of an active trading market, which may not develop.
Each of the Series A Preferred Units and the Series B Preferred Units are a new class of our securities and do not have an established trading market. In addition, since each of the Series A Preferred Units and the Series B Preferred Units have no stated maturity date, investors seeking liquidity will be limited to selling their Series A Preferred Units or Series B Preferred Units, as applicable, in the secondary market absent redemption by us. Although we have registered the offer and sale of the Preferred Units under the Securities Act, we do not intend to apply for the listing of either of the Series A Preferred Units or the Series B Preferred Units on any securities exchange or for the quotation of either of the Series A Preferred Units or the Series B Preferred Units on any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the Series A Preferred Units and the Series B Preferred Units, as permitted by applicable laws and regulations, they are not obligated to, and they may discontinue their market-making activities at any time without notice. An active market for the Series A Preferred Units or the Series B Preferred Units may not develop or, if developed, may not continue. In the absence of active trading markets, you may not be able to transfer your Series A Preferred Units or the Series B Preferred Units within the time or at the prices you desire.
Market interest rates may adversely affect the value of the Series A Preferred Units or the Series B Preferred Units, and the distribution payable will vary on and after February 15, 2023 with respect to the Series A Preferred Units, and, on any after February 15, 2028 with respect to the Series B Preferred Units, each based on market interest rates.
One of the factors that will influence the price of the Series A Preferred Units and the Series B Preferred Units will be the distribution yield on (i) the Series A Preferred Units (as a percentage of the price of the Series A Preferred Units) relative to market interest rates and (ii) the Series B Preferred Units (as a percentage of the price of the Series B Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Units and the Series B Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution to our limited partners, including each of the holders of Series A Preferred Units and Series B Preferred Units. Accordingly, higher market interest rates could cause the market price of the Series A Preferred Units and the Series B Preferred Units to decrease.
In addition, on and after February 15, 2023, the Series A Preferred Units will have a floating distribution rate set each quarterly distribution period at a percentage of the $1,000 liquidation preference equal to a floating rate of the then-current three-month LIBOR plus a spread of 4.028% per annum. On and after February 15, 2028, the Series B Preferred Units will have a floating distribution rate set each quarterly distribution period at a percentage of the $1,000 liquidation preference equal to a floating rate of the then-current three-month LIBOR plus a spread of 4.155% per annum. The per annum distribution rate that is determined on the relevant determination date will apply to the entire quarterly distribution period following such determination date even if LIBOR increases during that period. As a result, each of the holders of Series A Preferred Units or Series B Preferred Units, as applicable, will be subject to risks associated with fluctuation in interest rates and the possibility that holders will receive distributions that are lower than expected. We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.
Increased regulatory oversight, changes in the method pursuant to which the LIBOR rates are determined and potential phasing out of LIBOR after 2021 may adversely affect the value of the Series A Preferred Units or the Series B Preferred Units.
Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. On July 27, 2017, the Financial Conduct Authority (the “FCA”) announced that it will no longer persuade or compel banks to submit LIBOR rates after 2021 (the “FCA Announcement”). Based on the FCA Announcement, it appears likely that LIBOR will be discontinued or modified by 2021.
Under the terms of the Series A Preferred Units and the Series B Preferred Units, the distribution rate on the Series A Preferred Units and the Series B Preferred Units for each distribution period during the Series A Floating Rate Period (as defined under “Description of Series A Preferred Units—Distributions—Distribution Rate”) or the Series B Floating Rate Period (as defined under “Description of Series B Preferred Units—Distributions—Distribution Rate”), as applicable, is based on three-month LIBOR. If the calculation agent is unable to determine three-month LIBOR based on screen-based reporting of that base rate, and if the calculation agent is also unable to obtain suitable quotations for three-month LIBOR from reference banks, then the calculation agent will determine three-month LIBOR after consulting such sources as it deems comparable or reasonable. In addition, if the calculation agent determines that three-month LIBOR has been discontinued, then the calculation agent will determine whether to calculate the relevant distribution rate using a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month LIBOR, provided that if the calculation agent determines there is an industry-accepted successor base rate, the calculation agent will use that successor base rate. In such instances, the calculation agent in its sole discretion may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate with respect to the calculation of distributions on the Series A Preferred Units during the Series A Floating Rate Period or the Series B Preferred Units during the Series B Floating Rate Period in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. Any of the foregoing determinations or actions by the calculation agent could result in adverse consequences to the applicable distribution rate on the Series A Preferred Units during the Series A Floating Rate Period or on the Series B Preferred Units during the Series B Floating Rate Period which could adversely affect the return on, value of and market for the Series A Preferred Units or the Series B Preferred Units, as applicable. We will appoint a calculation agent (other than the Partnership or its affiliates) for the Series A Preferred Units prior to the commencement of the Series A Floating Rate Period and for the Series B Preferred Units prior to the commencement of the Series B Floating Rate Period and will keep a record of such appointment at our principal offices, which will be available to any unitholder upon request.
Our ability to issue Parity Securities in the future could adversely affect the rights of holders of our Series A Preferred Units and Series B Preferred Units.
We are allowed to issue Parity Securities without any vote of each of the holders of the Series A Preferred Units and Series B Preferred Units, except where the cumulative distributions on the Series A Preferred Units or the Series B Preferred Units, as applicable, or any Parity Securities are in arrears. The issuance of any Parity Securities would have the effect of reducing the amounts available to each of the holders of the Series A Preferred Units and the Series B Preferred Units issued in this offering upon our liquidation, dissolution or winding up if we do not have sufficient funds to pay all liquidation preferences of the Series A Preferred Units, Series B Preferred Units and Parity Securities in full.

It also would reduce amounts available to make distributions on the Series A Preferred Units and the Series B Preferred Units issued in this offering if we do not have sufficient funds to pay distributions on all outstanding Series A Preferred Units, Series B Preferred Units and Parity Securities. In addition, future issuances and sales of Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Units and the Series B Preferred Units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.
A change in the rating of the Series A Preferred Units or the Series B Preferred Units could adversely affect the market price of the Series A Preferred Units or the Series B Preferred Units, respectively.
In connection with this offering, we expect that both the Series A Preferred Units and the Series B Preferred Units will receive below-investment-grade credit rating from Moody’s, S&P and Fitch. Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Series A Preferred Units or the Series B Preferred Units. Any real or anticipated downgrade or withdrawal of any ratings of the Series A Preferred Units or the Series B Preferred Units could have an adverse effect on the market price or liquidity of the Series A Preferred Units or the Series B Preferred Units.
Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Series A Preferred Units and the Series B Preferred Units. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Series A Preferred Units or the Series B Preferred Units may not reflect all risks related to the Partnership and its business or the structure or market value of the Series A Preferred Units or the Series B Preferred Units.
None of the Series A Preferred Units or the Series B Preferred Units are convertible into our common units at any time and do not have any protection in the event of a change of control.
None of the Series A Preferred Units or the Series B Preferred Units are convertible into our common units at any time. In addition, the terms of the Series A Preferred Units and the Series B Preferred Units will not contain any provisions that protect the holders of the Series A Preferred Units or the Series B Preferred Units in the event that we experience a change of control.
Holders of Series A Preferred Units and Series B Preferred Units may have liability to repay distributions.
Under certain circumstances, each of the holders of the Series A Preferred Units and the Series B Preferred Units may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution if the distribution would cause our liabilities to exceed the fair value of our assets. Liabilities to partners on account of their partnership interests and liabilities that are non-recourse to us are not counted for purposes of determining whether a distribution is permitted.
Delaware law provides that for a period of three years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. A purchaser of Series A Preferred Units or Series B Preferred Units who becomes a limited partner is liable for the obligations of the transferring limited partner to make contributions to us that are known to such purchaser of Series A Preferred Units or Series B Preferred Units, as applicable, at the time it became a limited partner and for unknown obligations if the liabilities could be determined from our Partnership Agreement.

Tax Risks
Treatment of distributions on our Series A Preferred Units and Series B Preferred Units as guaranteed payments for the use of capital creates a different tax treatment for the holders of Series A Preferred Units and Series B Preferred Units than the holders of our common units.
The tax treatment of distributions on our Series A Preferred Units and our Series B Preferred Units is uncertain. We will treat each of the holders of the Series A Preferred Units and Series B Preferred Units as partners for tax purposes and will treat distributions on the Series A Preferred Units and the Series B Preferred Units as guaranteed payments for the use of capital that will generally be taxable to each of the holders of Series A Preferred Units and Series B Preferred Units as ordinary income. Although a holder of Series A Preferred Units or Series B Preferred Units will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution), we anticipate accruing and making the guaranteed payment distributions semi-annually through and including February 15, 2023 with respect to the Series A Preferred Units or through and including February 15, 2028 with respect to the Series B Preferred Units and, thereafter, in either case, quarterly. Otherwise, except in the case of our liquidation, the holders of Series A Preferred Units and Series B Preferred Units are generally not anticipated to share in our items of income, gain, loss or deduction, nor will we allocate any share of our nonrecourse liabilities to the holders of Series A Preferred Units and the Series B Preferred Units. See “Description of Series A Preferred Units—Liquidation Rights” or “Description of Series B Preferred Units—Liquidation Rights” If the Series A Preferred Units and Series B Preferred Units were treated as indebtedness for tax purposes, rather than as guaranteed payments for the use of capital, distributions likely would be treated as payments of interest by us to each of the holders of Series A Preferred Units and Series B Preferred Units.
A holder of Series A Preferred Units or Series B Preferred Units will be required to recognize gain or loss on a sale of Series A Preferred Units or Series B Preferred Units, as applicable, equal to the difference between the amount realized by such holder and such holder’s tax basis in the Series A Preferred Units or Series B Preferred Units, as applicable, sold. The amount realized generally will equal the sum of the cash and the fair market value of other property such holder receives in exchange for such Series A Preferred Units or Series B Preferred Units, as applicable. Subject to general rules requiring a blended basis among multiple partnership interests, the tax basis of a Series A Preferred Unit or Series B Preferred Unit, as applicable, will generally be equal to the sum of the cash and the fair market value of other property paid by the holder of such Series A Preferred Units or Series B Preferred Units, as applicable, to acquire such Series A Preferred Unit or Series B Preferred Unit, as applicable. Gain or loss recognized by a holder of Series A Preferred Units or Series B Preferred Units on the sale or exchange of a Series A Preferred Unit or Series B Preferred Unit, as applicable, held for more than one year generally will be taxable as long-term capital gain or loss. Because holders of Series A Preferred Units and Series B Preferred Units will generally not be allocated a share of our items of depreciation, depletion or amortization, it is not anticipated that such holders would be required to recharacterize any portion of their gain as ordinary income as a result of the recapture rules.
Investment in the Series A Preferred Units or the Series B Preferred Units by tax-exempt investors, such as employee benefit plans and individual retirement accounts (“IRAs”), and non-U.S. persons raises issues unique to them. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain and such payments may be treated as unrelated business taxable income for federal income tax purposes. Distributions to non-U.S. holders of Series A Preferred Units and Series B Preferred Units will be subject to withholding taxes. If the amount of withholding exceeds the amount of U.S. federal income tax actually due, non-U.S. holders of Series A Preferred Units and Series B Preferred Units may be required to file U.S. federal income tax returns in order to seek a refund of such excess. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain and such payments may be treated as unrelated business taxable income for federal income tax purposes. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor with respect to the consequences of owning our Series A Preferred Units or Series B Preferred Units.
Description of Series B Preferred Units
A new section describing the Series B Preferred Units will be added to the Preliminary Prospectus Supplement as follows:

DESCRIPTION OF SERIES B PREFERRED UNITS
The following description of the Series B Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Fourth Amended and Restated Agreement of Limited Partnership, as amended by Amendment No. 1 thereto, which will be entered into in connection with the closing of this offering and will be filed as an exhibit to a Current Report on Form 8-K.
General
The Series B Preferred Units offered hereby are a new series of preferred units. Upon completion of this offering, there will be Series B Preferred Units issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Series B Preferred Units, authorize and issue additional Series B Preferred Units and Junior Securities (as defined under “Summary—The Offering—Ranking”) and, subject to the limitations described under “—Voting Rights,” Senior Securities and Parity Securities (each, as defined under “Summary—The Offering—Ranking”).
The holders of our common units, Series A Preferred Units, Series B Preferred Units, IDRs and other partnership securities (including the Class E Units, Class G Units and Class K Units) are entitled to receive, to the extent permitted by law and as provided in our Partnership Agreement, such distributions as may from time to time be declared by our general partner. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units, Series A Preferred Units, Series B Preferred Units, IDRs, general partner interest and other partnership securities (including the Class E Units, Class G Units, Class I Units, Class J Units and Class K Units) are entitled to receive distributions of our assets as provided in our Partnership Agreement, after we have satisfied or made provision for our outstanding indebtedness and other obligations and after payment to the holders of any class or series of limited partner interests (including the Series A Preferred Units, Series B Preferred Units, Class E Units, Class G Units, Class I Units, Class J Units and Class K Units) having preferential rights to receive distributions of our assets over each such class of limited partner interests.
When issued and paid for in the manner described in this prospectus supplement and the accompanying base prospectus, the Series B Preferred Units offered hereby will be fully paid and nonassessable (except as such nonassessability may be affected by Section 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). Subject to the matters described under “—Liquidation Rights,” each Series B Preferred Unit will generally have a fixed liquidation preference of $1,000 per Series B Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Series B Preferred Units) plus an amount equal to accumulated and unpaid distributions thereon to, but excluding, the date fixed for payment, whether or not declared.
The Series B Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Units will rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The rights of the holders of Series B Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Senior Securities and the proportional rights of holders of Parity Securities.
All of the Series B Preferred Units offered hereby will be represented by one or more certificates issued to DTC (and its successors or assigns or any other securities depositary selected by us) (the “Securities Depositary”) and registered in the name of its nominee, for credit to an account of a direct or indirect participant in the Securities Depositary (including, if applicable, Euroclear and Clearstream). So long as a Securities Depositary has been appointed and is serving, no person acquiring Series B Preferred Units will be entitled to receive a certificate representing such Series B Preferred Units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.”
The Series B Preferred Units will not be convertible into common units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series B Preferred Units will not be entitled or subject to mandatory redemption or to any sinking fund requirements. The Series B Preferred Units will be subject to redemption, in whole or in part, at our option commencing on February 15, 2028 or upon occurrence of a Rating Event. See “—Redemption.”

We have appointed American Stock Transfer & Trust Company, LLC as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”), for the Series B Preferred Units. The address of the Paying Agent and the Registrar and Transfer Agent is 6201 15th Avenue, Brooklyn, New York, 11219.
Ranking
The Series B Preferred Units will, with respect to anticipated semi-annual or quarterly distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

•	senior to the Junior Securities (including our common units, Class E Units, Class G Units, Class K Units, general partner interest and IDRs);

•	on parity with the Parity Securities (including our Series A Preferred Units);

•	junior to the Senior Securities; and

•	junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.
Under our Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series B Preferred Units. Our general partner has the authority to determine the designations, preferences, rights, powers, and duties of any such series before the issuance of any units of that series. Our general partner will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”
Liquidation Rights
Any distributions made upon our liquidation will be made to our partners in accordance with their respective positive capital account balances. The holders of outstanding Series B Preferred Units will first be specially allocated items of our gross income and gain in a manner designed to cause, in the event of any liquidation, dissolution, or winding up of our affairs (whether voluntary or involuntary), such holders to have a positive capital balance equal to the liquidation preference of $1,000 per Series B Preferred Unit. If the amount of our gross income and gain available to be specially allocated to the holders of outstanding Series B Preferred Units is not sufficient to cause the capital account of a Series B Preferred Unit to equal the liquidation preference of a Series B Preferred Unit, then the amount that a holder of Series B Preferred Units would receive upon liquidation may be less than the Series B Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the Series B Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital account balances. The rights of the holders of Series B Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Senior Securities and the proportional rights of holders of Parity Securities.
Voting Rights
The Series B Preferred Units will have no voting rights except as set forth below or as otherwise provided by Delaware law.
Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a separate class, we may not adopt any amendment to our Partnership Agreement that has a material adverse effect on the terms of the Series B Preferred Units. For the avoidance of doubt, for purposes of this voting requirement, any amendment to our Partnership Agreement (i) relating to the issuance of additional limited partner interests (subject to the voting rights regarding the issuance of Parity Securities or Senior Securities discussed below) and (ii) in connection with a merger or another transaction in which we are the surviving entity and the Series B Preferred Units remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders of Series B Preferred Units, will be deemed to not materially adversely affect the terms of the holders of Series B Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

•
create or issue any Parity Securities (including any additional Series A Preferred Units or Series B Preferred Units) if the cumulative distributions payable on then outstanding Series B Preferred Units (or Parity Securities, if applicable) are in arrears; or

•	create or issue any Senior Securities.
On any matter on which the holders of the Series B Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per Series B Preferred Unit. The Series B Preferred Units held by us or any of our subsidiaries or controlled affiliates will not be entitled to vote.
Series B Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.
Distributions
General
Holders of Series B Preferred Units will be entitled to receive, when, as, and if declared by our general partner out of legally available funds for such purpose, cumulative semi-annual or quarterly cash distributions, as the case may be. Unless otherwise determined by our general partner, distributions on the Series B Preferred Units will be deemed to have been paid out of our available cash with respect to the quarter ended immediately preceding the quarter in which the distribution is made.
Distribution Rate
Distributions on Series B Preferred Units will be cumulative from the date of original issue and will be payable semi-annually in arrears (as described under “—Distribution Payment Dates”) commencing on February 15, 2018 until February 15, 2028, and, after February 15, 2028, quarterly in arrears, when, as, and if declared by our general partner out of legally available funds for such purpose. A pro-rated initial distribution on the Series B Preferred Units will be paid on February 15, 2018 in an amount equal to approximately $16.378 per unit.
The initial distribution rate for the Series B Preferred Units from and including the date of original issue to, but excluding, February 15, 2028 (the “Series B Fixed Rate Period”) will be 6.625% per annum of the $ 1,000 liquidation preference per unit (equal to $66.25  per unit per annum). On and after February 15, 2028 (the “Series B Floating Rate Period”), distributions on the Series B Preferred Units will accumulate for each distribution period at a percentage of the $1,000 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.155% per annum.
The distribution rate for each distribution period in the Series B Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the distribution period, which date is the “distribution determination date” for the distribution period. The calculation agent then will add the spread of 4.155% per annum to three-month LIBOR as determined on the distribution determination date. Absent manifest error, the calculation agent’s determination of the distribution rate for a distribution period for the Series B Preferred Units will be binding and conclusive on you, the transfer agent, and us.
We will appoint a calculation agent (other than the Partnership or its affiliates) for the Series B Preferred Units prior to the commencement of the Series B Floating Rate Period and will keep a record of such appointment at our principal offices, which will be available to any unitholder upon request.

Distribution Payment Dates
The “Distribution Payment Dates” for the Series B Preferred Units will be the 15th day of February and August of each year, commencing on February 15, 2018 until February 15, 2028 and on the 15th day of February, May, August and November of each year during the Series B Floating Rate Period. Distributions will accumulate in each such period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. During the Series B Fixed Rate Period, distributions on the Series B Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months. During the Series B Floating Rate Period, distributions on the Series B Preferred Units will be computed by multiplying the floating rate for that distribution period by a fraction, the numerator of which will be the actual number of days elapsed during that distribution period (determined by including the first day of the distribution period and excluding the last day, which is the Distribution Payment Date), and the denominator of which will be 360, and by multiplying the result by the aggregate liquidation preference of the Series B Preferred Units.
Payment of Distributions
Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay those semi-annual or quarterly distributions, as applicable, if any, on the Series B Preferred Units that have been declared by our general partner to the holders of such Series B Preferred Units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date for each distribution on our Series B Preferred Units will be the first Business Day of the month of the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the record date with respect to a Distribution Payment Date will be such date as may be designated by our general partner in accordance with our Partnership Agreement.
So long as the Series B Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preferred Units in accordance with the instructions of such beneficial owners.
No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Units and any Parity Securities through the most recent respective Distribution Payment Dates. Accumulated distributions in arrears for any past distribution period may be declared by the general partner and paid on any date fixed by the general partner, whether or not a Distribution Payment Date, to holders of the Series B Preferred Units on the record date for such payment, which may not be less than 10 days before such distribution periods. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the distribution period applicable to the Series B Preferred Units (e.g., quarterly rather than semi-annual), the general partner may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the general partner expects to have sufficient funds to pay the full distribution in respect of the Series B Preferred Units on the next successive Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series B Preferred Units and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective Distribution Payment Dates, commencing with the earliest Distribution Payment Date. If less than all distributions payable with respect to all Series B Preferred Units and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series B Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series B Preferred Units and Parity Securities at such time. Holders of the Series B Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series B Preferred Units.
Redemption
Optional Redemption Upon a Series B Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Series B Rating Event (as defined below), we may, at our option, redeem the Series B Preferred Units in whole, but not in part, at a redemption price in cash per Series B Preferred Unit equal to $1,020 (102% of the liquidation preference of $1,000) plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Series B Rating Event” means a change by any rating agency to its equity credit criteria for securities such as the Series B Preferred Units, as such criteria are in effect as of the original issue date of the Series B Preferred Units (the “Series B current criteria”), which change results in (i) any shortening of the length of time for which the Series B current criteria are scheduled to be in effect with respect to the Series B Preferred Units, or (ii) a lower Equity Credit being given to the Series B Preferred Units than the Equity Credit that would have been assigned to the Series B Preferred Units by such rating agency pursuant to its current criteria. “Equity Credit” for purposes of the Series B Preferred Units means the dollar amount or percentage in relation to the stated liquidation preference amount of $1,000 per Series B Preferred Unit assigned to the Series B Preferred Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.
Optional Redemption on or after February 15, 2028
Any time on or after February 15, 2028, we may redeem, at our option, in whole or in part, the Series B Preferred Units at a redemption price in cash equal to $1,000 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. We may undertake multiple partial redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Redemption Procedures
Any optional redemption shall be effected only out of funds legally available for such purpose. We will give notice of any redemption not less than 15 days and not more than 60 days before the scheduled date of redemption, to the holders of any Series B Preferred Units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series B Preferred Units to be redeemed and, if less than all outstanding Series B Preferred Units are to be redeemed, the number (and, in the case of Series B Preferred Units in certificated form, the identification) of Series B Preferred Units to be redeemed from such holder, (iii) the redemption price, (iv) the place where any Series B Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor, and (v) that distributions on the Series B Preferred Units to be redeemed will cease to accumulate from and after such redemption date.
If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed will be determined by us, and such Series B Preferred Units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series B Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series B Preferred Units to be redeemed, and the Securities Depositary will determine the number of Series B Preferred Units to be redeemed from the account of each of its participants holding such Series B Preferred Units in its participant account. Thereafter, each participant will select the number of Series B Preferred Units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series B Preferred Units for its own account). A participant may determine to redeem Series B Preferred Units from some beneficial owners (including the participant itself) without redeeming Series B Preferred Units from the accounts of other beneficial owners.
So long as the Series B Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.
If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series B Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such Series B Preferred Units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If a notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such Series B Preferred Units will cease to accumulate and all rights of holders of such Series B Preferred Units as limited partners will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions to the date fixed for redemption, whether or not declared. The holders of Series B Preferred Units will have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series B Preferred Units, that remain unclaimed or unpaid after one year after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series B Preferred Units entitled to such redemption or other payment shall have recourse only to us.
If only a portion of the Series B Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such Series B Preferred Units is registered in the name of the Securities Depositary or its nominee), we will issue and the Paying Agent will deliver to the holder of such Series B Preferred Units a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Units represented by the surrendered certificate that have not been called for redemption.
Notwithstanding any notice of redemption, there will be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full redemption price of such Series B Preferred Units, including all accumulated and unpaid distributions to, but excluding, the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.
We may from time to time purchase Series B Preferred Units, subject to compliance with all applicable securities and other laws. We have no obligation, or any present plan or intention, to purchase any Series B Preferred Units. Any Series B Preferred Units that we redeem or otherwise acquire will be cancelled.
Notwithstanding the foregoing, in the event that full cumulative distributions on the Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Units or Parity Securities (including the Series A Preferred Units) except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series B Preferred Units and any Parity Securities (including the Series A Preferred Units). Common units, Class E Units, Class G Units, Class K Units, the general partner interest and the IDRs and any other Junior Securities may not be redeemed, repurchased or otherwise acquired by us unless full cumulative distributions on the Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund
The Series B Preferred Units will not have the benefit of any sinking fund.
No Fiduciary Duty
We, and the officers and directors of our general partner, will not owe any duties, including fiduciary duties, to holders of the Series B Preferred Units other than an implied contractual duty of good faith and fair dealing pursuant to our Partnership Agreement.
Book-Entry System
All Series B Preferred Units offered hereby will be represented by a single certificate issued to the Securities Depositary, and registered in the name of its nominee (initially, Cede & Co.), for credit to an account of a direct or indirect participant in the Securities Depositary (including, if applicable, Euroclear and Clearstream). The Series B Preferred Units offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Series B Preferred Units offered hereby will be entitled to receive a certificate evidencing such Series B Preferred Units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series B Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series B Preferred Units, each purchaser of Series B Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants (including, if applicable, Euroclear and Clearstream) to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series B Preferred Units and (ii) the records of the Securities Depositary and its participants (including, if applicable, Euroclear and Clearstream) to evidence its ownership of such Series B Preferred Units.
So long as the Securities Depositary (or its nominee) is the sole holder of the Series B Preferred Units, no beneficial holder of the Series B Preferred Units will be deemed to be a holder of Series B Preferred Units. DTC, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own DTC. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series B Preferred Units, whether as a holder of the Series B Preferred Units for its own account or as a nominee for another holder of the Series B Preferred Units.
Calculation Agent
We will appoint a calculation agent (other than the Partnership or its affiliates) for the Series B Preferred Units prior to the commencement of the Series B Floating Rate Period and will keep a record of such appointment at our principal offices, which will be available to any unitholder upon request.
Material Federal Income Tax Consequences
A new section describing the material federal income tax consequences of the Series B Preferred Units will be added to the Preliminary Prospectus Supplement as follows:
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF SERIES B PREFERRED UNITS
The tax consequences to you of an investment in our Series B Preferred Units will depend in part on your own tax circumstances. This section adds information related to certain tax considerations with respect to the Series B Preferred Units and should be read in conjunction with the risk factor included under the caption “Tax Risks” in this prospectus supplement. For a discussion of the principal U.S. federal income tax considerations associated with our operations and the purchase, ownership and disposition of our common units, see “Material Federal Income Tax Consequences”

in the accompanying base prospectus and “Tax Risks to Our Common Unitholders” in our most recent Annual Report on Form 10-K, deemed to be incorporated herein by reference. The following discussion is limited as described herein and under the caption “Material Federal Income Tax Consequences” in the accompanying base prospectus. You are urged to consult with your own tax advisor about the federal, state, local and foreign tax consequences particular to your circumstances.
This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective holders of Series B Preferred Units who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Latham & Watkins LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Energy Transfer Partners, L.P. and our operating subsidiaries.
The following discussion does not comment on all federal income tax matters affecting us or prospective holders of Series B Preferred Units and does not describe the application of the alternative minimum tax that may be applicable to certain prospective holders of Series B Preferred Units. Moreover, the discussion focuses on prospective holders of Series B Preferred Units who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their Series B Preferred Units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, and persons deemed to sell their Series B Preferred Units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments, to a limited extent, on state, local, and foreign tax consequences. Accordingly, we encourage each prospective holder of Series B Preferred Units to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of Series B Preferred Units and potential changes in applicable laws.
No ruling has been requested from the Internal Revenue Service (the “IRS”) regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Latham & Watkins LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our Series B Preferred Units, including the prices at which such units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution and thus will be borne indirectly by our unitholders (including holders of our Series B Preferred Units) and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.
All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Latham & Watkins LLP and are based on the accuracy of the representations made by us and our general partner.
Notwithstanding the above, and for the reasons described below, Latham & Watkins LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a holder of Series B Preferred Units whose Series B Preferred Units are loaned to a short seller to cover a short sale of Series B Preferred Units (see “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (ii) whether holders of Series B Preferred Units will be treated as partners that receive guaranteed payments for the use of capital on their Series B Preferred Units (see “—Limited Partner Status”); and (iii) whether distributions with respect to the Series B Preferred Units will be treated as unrelated business taxable income (see “—Tax-Exempt Organizations and Other Investors”).
Partnership Status
A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest. Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, storage and processing of certain minerals and natural resources, including crude oil, natural gas and other products of a type that are produced in a petroleum refinery or natural gas processing plant, the retail and wholesale marketing of propane, the transportation of propane and natural gas liquids, certain related hedging activities, certain activities that are intrinsic to other qualifying activities, and our allocable share of our subsidiaries’ income from these sources. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Latham & Watkins LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.
The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes. Instead, we will rely on the opinion of Latham & Watkins LLP on such matters. It is the opinion of Latham & Watkins LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below that:

•	We will be classified as a partnership for federal income tax purposes;

•
Each of our operating subsidiaries will, except as otherwise identified to Latham & Watkins LLP, be disregarded as an entity separate from us or will be treated as a partnership for federal income tax purposes; and

•
Each commodity hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas or products thereof that are held or to be held by us in activities that Latham & Watkins LLP has opined or will opine result in qualifying income.

In rendering its opinion, Latham & Watkins LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Latham & Watkins LLP has relied include:
We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

•
Neither we nor any of our partnership or limited liability company subsidiaries, other than those identified as such to Latham & Watkins LLP, have elected or will elect to be treated as a corporation for U.S. federal income tax purposes; and

•
For each taxable year, more than 90% of our gross income has been and will be income of the type that Latham & Watkins LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.
If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his Series B Preferred Units, or taxable capital gain, after the unitholder’s tax basis in his Series B Preferred Units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Series B Preferred Units.
The discussion below is based on Latham & Watkins LLP’s opinion that we will be classified as a partnership for federal income tax purposes.
Limited Partner Status
The tax treatment of our Series B Preferred Units is uncertain. As such, Latham & Watkins LLP is unable to opine as to the tax treatment of the Series B Preferred Units. Although the IRS may disagree with this treatment, we will treat holders of Series B Preferred Units as partners entitled to a guaranteed payment for the use of capital on their Series B Preferred Units. If the Series B Preferred Units are not partnership interests, they would likely constitute indebtedness for federal income tax purposes and distributions on the Series B Preferred Units would constitute ordinary interest income to holders of Series B Preferred Units. The remainder of this discussion assumes that our Series B Preferred Units are partnership interests for federal income tax purposes.
A beneficial owner of Series B Preferred Units whose Series B Preferred Units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those Series B Preferred Units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Tax Consequences of Unit Ownership
Treatment of Distributions on Series B Preferred Units
We will treat distributions on the Series B Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Series B Preferred Units as ordinary income and will be deductible by us. Although a holder of Series B Preferred Units will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution), the partnership anticipates accruing and making the guaranteed payment distributions semi-annually through and including February 15, 2028 and, thereafter, quarterly. Except in the case of our liquidation, the holders of Series B Preferred Units are generally not anticipated to share in the partnership’s items of income, gain, loss or deduction, nor will we allocate any share of the partnership’s nonrecourse liabilities to such holders. See “Description of Series B Preferred Units—Liquidation Rights.”
If the distributions to the Series B Preferred Units are not respected as guaranteed payments for the use of capital, holders of Series B Preferred Units may be treated as receiving an allocable share of gross income from the Partnership equal to their cash distributions, to the extent the Partnership has sufficient gross income to make such allocations of gross income. In the event there is not sufficient gross income to match such distributions, the distributions to the Series B Preferred Units would reduce the capital accounts of the Series B Preferred Units, requiring a subsequent allocation of income or gain to provide the Series B Preferred Units with their liquidation preference, if possible.

Basis of Series B Preferred Units
The tax basis of a holder of Series B Preferred Units in his Series B Preferred Units initially will be the amount paid for such Series B Preferred Units. If the distributions on the Series B Preferred Units are respected as guaranteed payments for the use of capital, the tax basis of such a holder in his Series B Preferred Units will, generally, not be affected by distributions made with respect to such Series B Preferred Units. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own both common units and Series B Preferred Units, please consult your tax advisor with respect to determining the consequences of a guaranteed payment on your basis in your units.
Limitations on Deductibility of Losses
Holders of Series B Preferred Units will only be allocated loss once the capital accounts of the common unitholders have been reduced to zero. Although it is not anticipated that a holder of Series B Preferred Units would be allocated loss, the deductibility of any such loss allocation may be limited for various reasons. In the event that you are allocated loss as a holder of Series B Preferred Units, please consult your tax advisor as to the application of any limitation to the deductibility of that loss.
Entity-Level Collections
If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder or, in the case of the Series B Preferred Units, as an advance on a guaranteed payment to the holder of Series B Preferred Units on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.
Allocation of Income, Gain, Loss and Deduction
After giving effect to special allocation provisions with respect to our other classes of units, our items of income, gain, loss and deduction generally will be allocated amongst our common unitholders and our general partner in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of such distributions. If the capital accounts of the common unitholders have been reduced to zero, losses will be allocated to the Series B Preferred Units until the capital accounts of the Series B Preferred Units are reduced to zero. If Series B Preferred Units are allocated losses in any taxable period, gross income from a subsequent taxable period, if any, would be allocated to the Series B Preferred Units in a manner designed to provide their liquidation preferences.
Generally, holders of Series B Preferred Units will have a capital account equal to the liquidation preference of each Series B Preferred Unit, or $1,000, without regard to the price paid for such Series B Preferred Units, but will have an initial tax basis with respect to the Series B Preferred Units equal to the price paid for such Series B Preferred Units. To the extent the purchase price paid for a Series B Preferred Unit in this offering exceeds the liquidation preference of such Series B Preferred Unit, we will allocate an amount of income equal to the cumulative amount paid in excess of the liquidation preference of all Series B Preferred Units sold in this offering to our unitholders (other than holders of Series B Preferred Units) in accordance with their percentage interest in us.

Treatment of Short Sales
A unitholder whose Series B Preferred Units are loaned to a “short seller” to cover a short sale of Series B Preferred Units may be considered as having disposed of such units. If so, he would no longer be treated for tax purposes as a partner with respect to those Series B Preferred Units during the period of the loan and may recognize gain or loss from the disposition.
Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Latham & Watkins LLP has not rendered an opinion regarding the tax treatment of a unitholder whose Series B Preferred Units are loaned to a short seller to cover a short sale of Series B Preferred Units; therefore, holders of Series B Preferred Units desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their Series B Preferred Units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Series B Preferred Units—Recognition of Gain or Loss.”
Tax Rates
Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.
In addition, a 3.8% Medicare tax (NIIT) is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our Series B Preferred Units.
Tax Treatment of Operations
Accounting Method and Taxable Year
We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each holder of Series B Preferred Units will be required to include in its tax return its income from our guaranteed payments for each taxable year ending within or with its taxable year. In addition, a holder of Series B Preferred Units who has a taxable year ending on a date other than December 31 and who disposes of all of his Series B Preferred Units following the close of our taxable year but before the close of his taxable year will be required to include in income for his taxable year his income from more than one year of guaranteed payments.
Disposition of Series B Preferred Units
Recognition of Gain or Loss
Gain or loss will be recognized on a sale of Series B Preferred Units equal to the difference between the amount realized and the tax basis of the holder of Series B Preferred Units for the Series B Preferred Units sold. Such holder’s amount realized will be measured by the sum of the cash and the fair market value of other property received by him.

Generally, gain or loss recognized by a holder of Series B Preferred Units, other than a “dealer” in Series B Preferred Units, on the sale or exchange of a Series B Preferred Unit will be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of Series B Preferred Units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of Series B Preferred Units may be subject to the NIIT in certain circumstances. See “—Tax Consequences of Unit Ownership—Tax Rates” in the accompanying base prospectus.
The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify partnership interests transferred with an ascertainable holding period to elect to use the actual holding period of the partnership interests transferred. Thus, according to the ruling discussed above, a holder of Series B Preferred Units will be unable to select high or low basis Series B Preferred Units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific Series B Preferred Units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of Series B Preferred Units transferred must consistently use that identification method for all subsequent sales or exchanges of Series B Preferred Units. A holder of Series B Preferred Units considering the purchase of additional partnership interests or a sale of partnership interests purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;
in each case, with respect to the partnership interest or substantially identical property.
Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.
Recognition of Gain or Loss on Redemption
The receipt by a holder of amounts in redemption of his Series B Preferred Units generally will result in the recognition of taxable gain to the holder for federal income tax purposes only if and to the extent the amount of redemption proceeds received exceeds his tax basis in all the units (including common units) held by him immediately before the redemption. Any such redemption of Series B Preferred Units would result in the recognition of taxable loss to the holder for federal income tax purposes only if the holder does not hold any other units (including common units) immediately after the redemption and the holder’s tax basis in the redeemed Series B Preferred Units exceeds the amounts received by the holder in redemption thereof. Any taxable gain or loss recognized under the foregoing rules would be treated in the same manner as taxable gain or loss recognized on a sale of Series B Preferred Units as described above in “Disposition Series B Preferred Units—Recognition of Gain or Loss on Sale.”

Allocations Between Transferors and Transferees
Holders of Series B Preferred Units owning Series B Preferred Units as of the applicable record date with respect to a Distribution Payment Date will be entitled to receive the cash distribution with respect to their Series B Preferred Units on the Distribution Payment Date. Purchasers of Series B Preferred Units after such applicable record date will therefore not become entitled to receive a cash distribution on their Series B Preferred Units until the next applicable record date.
Notification Requirements
A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination
We will be considered to have technically terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two Schedules K-1 if relief was not available, as described below) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has announced a publicly traded partnership technical termination relief program whereby, if a publicly traded partnership that technically terminated requests publicly traded partnership technical termination relief and such relief is granted by the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.
Tax-Exempt Organizations and Other Investors
Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in our Series B Preferred Units.
Employee benefit plans and most other organizations exempt from federal income tax, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income (“UBTI”). We will treat distributions on the Series B Preferred Units as guaranteed payments for the use of capital. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain. Such payments may be treated as UBTI for federal income tax purposes and Latham & Watkins LLP is unable to opine with respect to whether such payments constitute UBTI for federal income tax purposes. If you are a tax-exempt entity, you should consult your tax advisor with respect to the consequences of owning our Series B Preferred Units.
Non-resident aliens and foreign corporations, trusts or estates that own units may be considered to be engaged in business in the United States because of the ownership of Series B Preferred Units. As a consequence, they will be required to file federal tax returns to report their income from guaranteed payments and pay federal income tax on such income in a manner similar to a taxable U.S. holder. Moreover, under rules applicable to publicly traded partnerships, distributions to foreign unitholders are subject to withholding at the highest applicable effective tax rate. Each foreign holder of Series B Preferred Units must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.
In addition, because a foreign corporation that owns Series B Preferred Units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of holder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.
A foreign unitholder who sells or otherwise disposes of a Series B Preferred Unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that Series B Preferred unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a foreign unitholder would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. However, in a recent decision, the United States Tax Court declined to follow this ruling and held that such gain is not effectively connected with a foreign unitholder’s United States trade or business and would only be taxable to the extent attributable to such unitholder’s share of the partnership’s United States real property interests. As this decision is still subject to appeal, its exact impact on foreign unitholders is uncertain. Prospective unitholders should consult their own tax advisors regarding the potential impact of this decision on their investment in our Series B Preferred Units. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign holder of Series B Preferred Units (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country), generally will be subject to U.S. federal income tax upon the sale or disposition of a Series B Preferred Unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our Series B Preferred Units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the Series B Preferred Units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign holders of Series B Preferred Units may be subject to federal income tax on gain from the sale or disposition of their units. Recent changes in law may affect certain foreign unitholders. Please read “—Administrative Matters—Additional Withholding Requirements.”
Administrative Matters
Information Returns and Audit Procedures
We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. Notwithstanding the rules described above under “—Tax Consequences of Unit Ownership—Basis of Series B Preferred Units” requiring aggregation of partnership interests purchased in separate transactions, you may receive two Schedules K-1 if you hold common units and Series B Preferred Units due to administrative reporting limitations. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Latham & Watkins LLP can assure prospective holders of Series B Preferred Units that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Series B Preferred Units.
The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.
Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.
The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.
A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties
Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, we expect to elect to have our general partner and unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. With respect to audit adjustments as to an entity in which we are a member or partner, the Joint Committee of Taxation has stated that we would not be able to have our general partner and its unitholders take such audit adjustment into account. If we are unable to have our general partner and its unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our Series B Preferred units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties, and interest, our cash available for distribution to holders of our Series B Preferred Units might be substantially reduced. These rules are not applicable to us for taxable years beginning on or prior to December 31, 2017.
Additional Withholding Requirements
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”), or gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (“Gross Proceeds”), paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Internal Revenue Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial

U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.
These rules generally apply to payments of FDAP Income currently and generally will apply to payments of relevant Gross Proceeds made on or after January 1, 2019. Thus, to the extent we have FDAP Income or have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Other Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their Series B Preferred Units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.
Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our Series B Preferred Units.
Nominee Reporting
Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is:

o	a person that is not a U.S. person;

o	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

o	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•
specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $250 per failure, up to a maximum of $3,000,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.
Accuracy-Related Penalties
Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including: (i) negligence or disregard of rules or regulations, (ii) substantial understatements of income tax, (iii) substantial valuation misstatements and (iv) the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law. Except with respect to the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law, however, no penalty will be imposed for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. With respect to substantial understatements of income tax, the amount of any understatement subject to penalty generally is reduced by that portion of the understatement which is attributable to a position adopted on the return (A) for which there is, or was, “substantial authority” or (B) as to which there is a reasonable basis and the relevant facts of that position are adequately disclosed on the return. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must adequately disclose the relevant facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty.
Recent Legislative Developments
The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our Series B Preferred Units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect the tax treatment of publicly traded partnerships. Any modification to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our Series B Preferred Units.
State, Local, Foreign and Other Tax Considerations
In addition to federal income taxes, you will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or do business in many states. Several of these states impose a personal income tax on individuals; certain of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.
It is the responsibility of each holder of Series B Preferred Units to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each prospective holder of Series B Preferred Units is urged to consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each holder of Series B Preferred Units to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Latham & Watkins LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

Underwriting
The current disclosure in the “Underwriting” section on pages S-38 through S-42 of the Preliminary Prospectus Supplement will be amended and restated as follows:

We are offering the securities described in this prospectus supplement through J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC as underwriters of the offering. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of Series A Preferred Units and Series B Preferred Units listed next to its name in the following table:

Underwriter	Number of Series A Preferred Units	Number of Series B Preferred Units
J.P. Morgan Securities LLC	190,000	110,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	190,000	110,000
Goldman Sachs & Co. LLC	190,000	110,000
MUFG Securities Americas Inc.	190,000	110,000
TD Securities (USA) LLC	190,000	110,000
Total	950,000	550,000
The underwriters are committed to purchase all the Preferred Units offered by us if they purchase any Preferred Units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the Preferred Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $        per Series A Preferred Unit or $        per Series B Preferred Unit. After the initial offering of the Preferred Units to the public, the offering price and other selling terms may be changed by the underwriters. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of $        per Series A Preferred Unit or $        per Series A Preferred Unit to certain brokers and dealers. The offering of the Preferred Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriting fee is $        per Series A Preferred Unit and $        per Series A Preferred Unit. The following table shows the per Series A Preferred Unit and per Series B Preferred Unit and the total underwriting discount to be paid to the underwriters.
The offering of the Preferred Units by the underwriters is subject to the receipt and acceptance of valid offers to purchase the Preferred Units and subject to the underwriters’ right to reject any order in whole or in part.

	Per Series A Preferred Unit	Per Series B Preferred Unit	Total
Public Offering Price	$1,000	$1,000	$1,500,000,000
Underwriting Discount	$	$	$
Proceeds to Energy Transfer Partners, L.P. (before expenses)	$	$	$
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $               .
We have agreed that, for a period commencing on the date of this prospectus supplement and ending on the 30th day after the date of this prospectus supplement, and subject to certain exceptions, we will not, without the prior written consent of J.P. Morgan Securities LLC, (i) offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Preferred Units or securities convertible into or exchangeable for Preferred Units, or in either case, any securities that are substantially similar to the Series A Preferred Units or Series B Preferred Units, as applicable, or sell grant options, rights, or warrants with respect to any Preferred Units or securities convertible or exchangeable for Series A Preferred Units or Series B Preferred Units, as applicable, or in either case, any securities that are substantially similar to the Series A Preferred Units or Series B Preferred Units, as applicable, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Series A Preferred Units or Series B Preferred Units or securities convertible into or exchangeable for Series A Preferred Units or Series B Preferred Units, as applicable, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common units, Series A Preferred Units, Series B Preferred Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, to register any Series A Preferred Units, Series B Preferred Units or securities convertible, exercisable or exchangeable into Series A Preferred Units or Series B Preferred Units, as applicable, or other substantially similar securities or any securities convertible into or exercisable or exchangeable for Series A Preferred Units, Series B Preferred Units or other substantially similar securities of us, or (iv) publicly disclose the intention to do any of the foregoing.
We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling Preferred Units in the open market for the purpose of preventing or retarding a decline in the market price of the Preferred Units while this offering is in progress. These stabilizing transactions may include making short sales of the Preferred Units, which involves the sale by the underwriters of a greater number of Preferred Units than they are required to purchase in this offering, and purchasing Preferred Units on the open market to cover positions created by short sales.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Series A Preferred Units or Series B Preferred Units, as applicable, including the imposition of penalty bids. This means that if the underwriters purchase any Preferred Units in the open market in stabilizing transactions or to cover short sales, the other underwriters can require that the underwriters that sold those Series A Preferred Units or Series B Preferred Units, as applicable, as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the Preferred Units or preventing or retarding a decline in the market price of the Preferred Units, and, as a result, the price of the Preferred Units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time without notice.
Each of the Series A Preferred Units and the Series B Preferred Units are a new class of our securities and do not have an established trading market. In addition, since none of the Preferred Units have a stated maturity date, investors seeking liquidity will be limited to selling their units the secondary market absent redemption by us. Although we have registered the offer and sale of the Preferred Units under the Securities Act, we do not intend to apply for the listing of either the Series A Preferred Units or the Series B Preferred Units on any securities exchange or for the quotation of the Series A Preferred Units or the Series B Preferred Units on any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the Series A Preferred Units or the Series B Preferred Units, as applicable and as permitted by applicable laws and regulations, they are not obligated to, and they may discontinue their market-making activities at any time without notice. An active market for the Series A Preferred Units or the Series B Preferred Units may not develop or, if developed, may not continue. In the absence of active trading markets, you may not be able to transfer your Series A Preferred Units or your Series B Preferred Units within the time or at the prices you desire.
We expect that delivery of the Preferred Units will be made to investors on or about November 16, 2017, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Preferred Units on any date prior to two business days before delivery will be required, by virtue of the fact that the Preferred Units initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Preferred Units who wish to trade the Preferred Units on any date prior to two business days before delivery should consult their advisors.

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters and their affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking, asset leasing and treasury services for us and our affiliates, for which they received, or will continue to receive, customary fees or compensation. In particular, affiliates of each of the underwriters are lenders under our existing revolving credit facilities and, accordingly, may receive a portion of the net proceeds of this offering through our repayment of borrowings under such facilities.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have lending relationships with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Hong Kong
The Preferred Units may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Preferred Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Preferred Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The Preferred Units offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The Preferred Units have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Preferred Units may not be circulated or distributed, nor may the Preferred Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the Preferred Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired such Preferred Units pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in those the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein, and has no responsibility for the prospectus supplement. The Preferred Units which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Preferred Units offered should conduct their own due diligence on the Preferred Units. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Legal
The current disclosure in the “Legal” section  on page S-43 of the Preliminary Prospectus Supplement will be amended and restated as follows:
“The validity of the  Preferred Units will be passed upon for us by our counsel, Latham & Watkins LLP, Houston, Texas. Certain legal matters relating to the offering of the Preferred Units will be passed upon for the underwriters by Andrews Kurth Kenyon LLP, Houston, Texas.”
General
All information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.
This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the preferred units and is not soliciting an offer to buy the preferred units in any jurisdiction where the offer or sale is not permitted.
The Issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the prospectus supplement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting:, J.P. Morgan Securities LLC at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526, MUFG Securities Americas Inc. at 1-877-649-6848 and TD Securities (USA) LLC at 1-855-495-9846.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX 4

MATERIAL SUBSIDIARIES

Entity	Jurisdiction in which registered
Energy Transfer, LP	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Field Services LLC	Delaware
ETP Holdco Corporation	Delaware
Heritage ETC, L.P.	Delaware
Heritage Holdings, Inc.	Delaware
Houston Pipe Line Company LP	Delaware
HPL Consolidation LP	Delaware
HP Houston Holdings, L.P.	Delaware
La Grange Acquisition, L.P.	Texas
Lone Star NGL Asset Holdings II LLC	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Fractionators LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Mont Belvieu	Delaware
Lone Star NGL Pipeline LP	Delaware
Panhandle Eastern Pipe Line Company, LP	Delaware
Regency Gas Services LP	Delaware
SUG Holding Company	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware
Sunoco Partners Marketing & Terminals L.P.	Texas
Sunoco Pipeline L.P.	Texas
Sunoco (R&M), LLC	Pennsylvania

EXHIBIT A-1
FORM OF OPINION OF

LATHAM & WATKINS LLP

1.
The Partnership is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth on Annex A hereto.

2.
The General Partner is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth on Annex A hereto.

3.
ETP LLC is a limited liability company under the DLLCA, with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the General Partner as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that ETP LLC is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth on Annex A hereto.

4.
With your consent, based solely upon a review on the date hereof of the Partnership Governing Documents[1] and certain resolutions of the board of directors of ETP LLC, the General Partner is the sole general partner of the Partnership with an approximate [●]% general partner interest in the Partnership and all of the incentive distribution rights in the Partnership (the “GP Ownership Interest”) owned of record by the General Partner. The GP Ownership Interest has been validly issued in accordance with the Partnership Agreement. With your consent, based solely upon a review of the lien searches dated November [●], 2017 attached hereto as Annex B (the “Lien Search”), we confirm that the GP Ownership Interest is free and clear of liens, claims, charges and encumbrances (“Liens”) other than those (i) created by or arising under the DRULPA or the Partnership Agreement, (ii) set forth or described on Annex B or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

________________________
1 NTD: “Partnership Governing Documents” will be defined to mean the certificate of limited partnership of the Partnership and the Partnership Agreement. For the avoidance of doubt, the Partnership Agreement used herein shall be the Fourth Amended and Restated Partnership Agreement, as amended by Amendment No. 1 thereto.

Exhibit A-1-1

5.
The execution, delivery and performance of the Underwriting Agreement by the Partnership has been duly authorized by all necessary limited partnership action of the Partnership, and the Underwriting Agreement has been duly executed and delivered by the Partnership.

6.
The Offered Units to be issued and sold by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and paid for by you in accordance with the terms of the Underwriting Agreement, will be validly issued and free of preemptive rights arising from the Governing Documents[2], except as have been waived. Under the DRULPA and the Partnership Agreement, purchasers of the Offered Units will have no obligation to make further payments for their purchase of the Offered Units or contributions to the Partnership, solely by reason of their ownership of the Offered Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

7.
The execution and delivery of the Underwriting Agreement by the Partnership and the issuance and sale of the Offered Units by the Partnership to you pursuant to the Underwriting Agreement do not on the date hereof:

(i)    violate the provisions of the Governing Documents;
(ii)    result in the breach of or a default under any of the Specified Agreements;3

(iii)	violate any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the Delaware Laws[4]; or

(iv)
require any consents, approvals, or authorizations to be obtained by the Partnership from, or any registrations, declarations or filings to be made by the Partnership with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the Delaware Laws on or prior to the date hereof that have not been obtained or made.

________________________
2 NTD: “Governing Documents” will be defined to mean the certificates of limited partnership of the Partnership and the General Partner, the Partnership Agreement, the partnership agreement of the General Partner, the certificate of formation of ETP LLC and the LLC Agreement of ETP LLC.
3 NTD: “Specified Agreements” will cover (i) all of the credit agreements, indentures and debt related instruments to which the Partnership is a party that are listed as exhibits to, or incorporated by reference into, the Registration Statement pursuant to Item 601(b) of Regulation S-K., and (ii) all contribution agreements or purchase agreements to which the Partnership is a party that are listed as exhibits to, or incorporated by reference into, the Registration Statement pursuant to Item 601(b)(2) or Item 601(b)(10) of Regulation S-K.
4 NTD: “Delaware Laws” will mean the DRULPA and the Delaware LLC Act.

Exhibit A-1-2

8.
The statements in the Pricing Disclosure Package and the Prospectus, under the captions “Cash Distributions,” “Description of Series A Preferred Units” and “Description of Series B Preferred Units” insofar as they purport to constitute a summary of the terms of the Offered Units and incentive distribution rights of the Partnership, are accurate descriptions or summaries in all material respects.

9.
The statements in the Pricing Disclosure Package and Prospectus under the captions “Cash Distributions,” “Description of Series A Preferred Units” and “Description of Series B Preferred Units” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the Delaware Laws referred to therein, are accurate descriptions or summaries in all material respects.

10.
The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml at 8:00 a.m. Eastern Time on November [●], 2017, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act.

11.
The Registration Statement at November [●], 2017, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

12.
The Partnership is not, and immediately after giving effect to the sale of the Offered Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-1-3

EXHIBIT A-2
FORM OF NEGATIVE ASSURANCE LETTER OF
LATHAM & WATKINS LLP
The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraphs 8 and 9 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof. However, in the course of acting as special counsel to the Partnership in connection with the preparation by the Partnership of the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Partnership, Energy Transfer Partner GP, L.P., a Delaware limited partnership (the “General Partner”), and Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP LLC” and, together with the Partnership and the General Partner, the “Partnership Parties”), the independent public accountants for the Partnership, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, Preliminary Prospectus, the Prospectus and portions of certain of the Incorporated Documents and related matters were discussed. We also reviewed and relied upon certain limited partnership and limited liability company records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership Parties and others as to the existence and consequence of certain factual and other matters.
Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•
the Registration Statement, at the time it became effective on November [●], 2017, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents as of such date), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•
the Preliminary Prospectus, as of [●] [a.m./p.m.] on November [●], 2017 (together with the Incorporated Documents at that date), when taken together with the information included in Annex 3 to the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

Exhibit A-2-1

•
the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents.

Exhibit A-2-2

EXHIBIT A-3
FORM OF TAX OPINION OF

LATHAM & WATKINS LLP
Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Prospectus, our opinion that is filed as Exhibit 8.1 to the current report on Form 8-K of the Partnership dated November [●], 2017, is confirmed, and you may rely upon such opinion as if it were addressed to you and dated the date hereof.

Exhibit A-3-1

EXHIBIT B
FORM OF OPINION OF GENERAL COUNSEL
OR ASSOCIATE GENERAL COUNSEL
1.    Each of the entities listed on Annex II hereto is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
2.    Each of the Partnership Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of the jurisdictions set forth opposite its name on Annex I hereto, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
3.    Except as described in the Registration Statement and for rights that have been waived, (i) no person has the right to require the registration under the Securities Act of any securities of the Partnership and (ii) there are no rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in the Partnership, the General Partner or ETP LLC, in each case, pursuant to any agreement or other instrument to which any such entity is a party or by which any of them may be bound listed as an exhibit to the Registration Statement, the Partnership’s most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequent thereto or any Current Reports on Form 8-K filed by the Partnership since the beginning of the current calendar year.
4.    None of the filing of the Registration Statement or the offering, issuance and sale of the Offered Units as contemplated by the Agreement and the Partnership Agreement gives rise to any rights for or relating to the registration of any Common Units, Series A Preferred Units, Series B Preferred Units or other securities of the Partnership Entities contained in any document filed as exhibits to the Partnership’s periodic reports filed pursuant to the Exchange Act, other than as have been waived or complied with.
5.    To the undersigned’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.
6.    To the undersigned’s knowledge, (i) none of the Partnership Entities nor any Subsidiary are a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which any of the Partnership Entities or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or

Exhibit B-1

in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described as required.
The undersigned has participated in conferences with officers and other representatives of the Partnership Entities, representatives of the independent public accountants of the Partnership Entities and the representative of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus were discussed and, although the undersigned need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, on the basis of the foregoing, nothing has come to the attention of the undersigned that causes the undersigned to believe that (i) the Registration Statement, on the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (together with (a) the aggregate number of Offered Units offered for sale pursuant to the Prospectus and (b) the public offering price per unit, in the case of each of clause (a) and clause (b), as reflected on the cover page of the Prospectus), as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the undersigned need not express any opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Disclosure Package or the Prospectus).
In rendering such opinion, among other customary exceptions, qualifications and limitations, such counsel may (A) rely in respect of matters of fact upon the representations of the Partnership set forth in the Agreement and in certificates of officers and employees of the Partnership and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that such opinions are limited to federal laws (exclusive of patent law) and the laws of the State of Texas and (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership may be subject.

Exhibit B-2

EXHIBIT C
FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.
1.    The Fourth Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., dated as of April 28, 2017 and effective as of the Effective Time (as defined therein), as supplemented by the Joinder Agreement thereto, dated as of April 28, 2017 and effective as of the Effective Time, amended by Amendment No. 1 thereto, dated as of November 16, 2017 constitutes a valid and binding agreement of Energy Transfer Partners GP, L.P., and is enforceable against Energy Transfer Partners GP, L.P., in its capacity as general partner of Energy Transfer Partners, L.P., in accordance with its terms.
2.    The Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners GP, L.P., dated as of April 17, 2007, as amended by the First Amendment thereto, effective as of November 9, 2007, and as further amended by Amendment No. 2 thereto, dated March 26, 2012, constitutes a valid and binding agreement of Energy Transfer Partners, L.L.C., and is enforceable against Energy Transfer Partners, L.L.C., in its capacity as general partner of Energy Transfer Partners GP, L.P., in accordance with its terms.
3.    The Fourth Amended and Restated Limited Liability Company Agreement of Energy Transfer Partners, L.L.C., dated as of August 10, 2010, as amended by Amendment No. 1 thereto, dated as of March 26, 2012, constitutes a valid and binding agreement of Energy Transfer Equity, L.P., and is enforceable against Energy Transfer Equity, L.P., in its capacity as the sole member of Energy Transfer Partners, L.L.C., in accordance with its terms.

Exhibit C-1